Exhibit 4.17

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of December 22, 2009, is entered into, pursuant to and in accordance with the terms of the Omnibus Intercreditor Agreement, by and among (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the Existing Notes Indenture (as hereinafter defined) for the Existing Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Trustee”); (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Existing Notes Collateral Agreements (as hereinafter defined) for the benefit of the Existing Notes Trustee and the Existing Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Collateral Agent”); (c) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the New Notes Indenture (as hereinafter defined) for the New Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “New Notes Trustee”); (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the New Notes Collateral Agreements (as hereinafter defined) for the benefit of the Interim Notes Trustee and the Interim Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “New Notes Collateral Agent”); (e) at such time, if any, as the Revolving Credit Agreement is entered into and becomes effective and designated as such for purposes hereof, the Revolving Agent; and (f) FIBERTOWER CORPORATION, a Delaware corporation (the “Borrower” or the “Company”), FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation, FIBERTOWER BROADBAND CORP., a Delaware corporation, TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation, FIBERTOWER LICENSING CORP., a Delaware corporation, FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation, and FIBERTOWER SPECTRUM HOLDINGS LLC, a Delaware limited liability company.

W I T N E S S E T H:

WHEREAS, the Company (as hereinafter defined), the other Obligors (as hereinafter defined) and the Existing Notes Trustee and Existing Notes Collateral Agent have entered into the Indenture, dated as of November 9, 2006, (as such Indenture may be amended, modified, supplemented, extended, renewed, restated or refinanced, the “Existing Notes Indenture”) governing the 9.00% Convertible Senior Secured Notes due 2012 (such notes, the “Existing Notes”) issued by the Company to the Existing Notes Noteholders;

WHEREAS, prior to the date hereof the Company, the other Obligors and Wells Fargo Bank, National Association, as Interim Notes Agent, have entered into (i) an Amended and Restated Intercreditor Agreement (the “Interim Notes Intercreditor Agreement”) pursuant to the terms of the Omnibus Intercreditor Agreement (as defined below) and (ii) the Interim Notes Indenture governing the Interim Notes issued by the Company to the Interim Notes Noteholders (as defined in the Interim Notes Intercreditor Agreement);

WHEREAS, the Interim Notes have, concurrently with the effectiveness of this Agreement, been mandatorily redeemed in accordance with the provisions thereof, and the Interim Notes Obligations have been satisfied and the New Notes have been issued as partial consideration for such Mandatory Redemption and, together with other consideration, in exchange for the Interim Notes, and pursuant to the provisions of the Omnibus Intercreditor Agreement, dated as of December 7, 2009, among the Company, the other Obligors, the Interim Notes Agent, the Existing Notes Agent and the New Notes Agent and the other creditors, if any, party thereto (as amended, modified, supplemented, extended, renewed or restated in accordance with the term thereof, the “Omnibus Intercreditor Agreement”), this Agreement has become effective upon effectiveness of the New Notes Indenture and issuance of the New Notes pursuant thereto in connection with such Mandatory Redemption;

WHEREAS, the Company and the other Obligors may enter into a Revolving Credit Agreement which the Company desires to secure, all in a manner consistent with the provisions and priorities set forth herein, that provides for extensions of credit not to exceed the Maximum Revolving Credit Principal Amount.

WHEREAS, it is a condition precedent to the issuance by the Company of the New Notes upon consummation of the Mandatory Redemption that the Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, the New Notes Agent, on behalf of itself and the Term Loan Creditors, the Company and the other Obligors enter into this Agreement;

WHEREAS, the Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, the Term Loan Agent, on behalf of itself and the Term Loan Creditors, and, at such time as the Revolving Credit Agreement may become effective and the Revolving Agent becomes a party hereto, the Revolving Agent, on behalf of itself and the Revolving Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Company and the other Obligors and their understanding relative to their respective positions in certain assets and properties of the Company and the other Obligors.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, the Term Loan Agent, on behalf of itself and the Term Loan Creditors, and, at such time as the Revolving Credit Agreement may become effective and the Revolving Agent becomes a party hereto, the Revolving Agent, on behalf of itself and the Revolving Creditors, and the Obligors party hereto, hereby agree as follows:

Section 1.               Definitions.

1.1           General Terms.  As used in this Agreement, the following terms (including those in the preamble and recitals hereto) shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, that begins on the fifth Business Day after which both of the following have occurred: (a) the Revolving Agent has commenced an Enforcement Action and (b) the Revolving Agent or any other Revolving Creditor initially has actual access, whether or not utilized, to such parcel or item of Term Loan Priority Collateral for the purpose of taking physical possession of, removing or otherwise controlling, or using in any manner, Revolving Credit Priority Collateral located at such parcel or item of Term Loan Priority Collateral (the “Initial Access Date”), and ends on the earliest of (i) the day that is 180 days after the Initial Access Date plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the associated Revolving Credit Priority Collateral, (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral associated with such parcel or item of Term Loan Priority Collateral is sold, removed, collected or liquidated, (iii) the Revolving Credit Termination Date and (iv) the date on which the Event of Default which resulted in commencement of the applicable Enforcement Action against such Revolving Credit Priority Collateral has been cured or waived in writing.

“Account” shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of New York from time to time, including all rights to payment for goods sold or leased, or for services rendered.

“Affiliate” means with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

“Agreement” means this Amended and Restated Intercreditor Agreement..

“Bank Product Obligations” means, with respect to any Obligor, any obligations of such Obligor owed to any Revolving Creditor (or any of its Affiliates) in respect of any of the following products, services or facilities extended to any Obligor by a Revolving Lender or any of its Affiliates: (a) any services provided from time to time by any Revolving Lender or any of its Affiliates to any Obligor in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) products under an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, or commodity risk; (c) commercial credit card and merchant card services; and (d) banking products or services as may be requested by any Obligor, other than Letters of Credit.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” has the meaning set forth in the preamble hereto.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City or Chicago, Illinois.

“Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, checks and other near-cash items.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in the Uniform Commercial Code as in effect in the State of New York from time to time.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted in favor of a Secured Creditor, as security for all or any part of the Obligations, provided that as to the Existing Notes Creditors, Collateral shall be limited to assets and properties in which the Existing Notes Creditors have  a Lien pursuant to the Existing Notes Documents as in effect on the date hereof, and only the Proceeds thereof, and shall not include any other assets and properties, or Proceeds thereof, on which the Revolving Creditors or Term Loan Creditors may from time to time have a Lien to secure their Obligations, and nothing in this Agreement shall be read to provide that the Existing Notes Creditors have any right to acquire, or that any Obligor has any obligation to provide to any Existing Notes Creditor, any Lien on any assets and properties on which they do not have  a Lien pursuant to the Existing Notes Documents as in effect on the date hereof, or Proceeds thereof, or to permit the granting of a Lien in favor of any Existing Notes Creditor on any assets or properties where prohibited by Section 2.4(d) hereof.

“Company” has the meaning set forth in the preamble hereto.

“Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise secured creditor remedies in respect of the Collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor in a manner not prohibited by, and not inconsistent with, the terms of Section 6, (d) the filing of any motion in any Insolvency Proceeding permitted by, and not inconsistent with, the terms of Section 6 or (e) the filing of any defensive pleading in any Insolvency Proceeding not inconsistent with the terms of this Agreement.

“DIP Financing” has the meaning set forth in Section 6.1.

“Disposition” means any sale, lease, license, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation of a Person, (a) any payment or distribution by or on behalf of such Person (or any guarantor or surety thereon) of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by such Person (or any guarantor or surety thereon).

“Enforcement Action” means (a) the exercise of any enforcement remedies under any Obligation Document, the UCC or other applicable law in respect of the Collateral by the applicable Secured Creditor, (b) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (c) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other enforcement rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, including, without limitation, by notification of account debtors, (d) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral and/or (e) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b), (c), (d) and (e) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any Term Loan Credit Document or any Revolving Credit Document.

“Excess Revolving Credit Obligations” means, as of any date of determination, the sum of (a) the portion of the principal amount of the loans outstanding under the Revolving Credit Documents and the undrawn amount of all outstanding Letters of Credit (disregarding for purposes of this calculation Letters of Credit to the extent cash collateralized in accordance with the Revolving Credit Agreement) and, without duplication of reimbursement obligations having been refinanced with proceeds of loans, the unreimbursed amount of all Letters of Credit as of such date that is in excess of the Maximum Revolving Credit Principal Amount as of such date plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans and Letters of Credit described in clause (a) of this definition; provided, however, that any interest accruing on, or fees or reimbursement obligations in respect of, out of pocket fees (including legal fees and disbursements) or other expenses of the Revolving Agent or other Revolving Creditors that are reimbursable by the Obligors under the terms of the Revolving Credit Documents and that accrue, or are incurred, after the occurrence of an Insolvency Proceeding or after the date when Revolving Agent or the Term Loan Agent, as applicable, commences Enforcement Action with respect to any of the Collateral shall not constitute Excess Revolving Credit Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Revolving Credit Documents.  Any DIP Financing by the Revolving Creditors within the limits of Section 6.1(a)(iii)(A) shall not constitute Excess Revolving Credit Obligations.

“Excess Term Obligations” means, as of any date of determination, the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Credit Documents as of such date that is in excess of the Maximum Term Loan Principal Amount as such date plus (b) without duplication, the portion of accrued and unpaid interest on account of such portion of the loans described in clause (a) of this definition; provided, however, that any interest accruing on, or reimbursement obligations in respect of, out of pocket fees (including legal fees and disbursements) or other expenses of the Term Loan Agent or other Term Loan Creditors that are reimbursable by the Obligors under the terms of the Term Loan Credit Documents and that accrue, or are incurred, after the occurrence of an Insolvency Proceeding or after the date when Revolving Agent or the Term Loan Agent, as applicable, commences Enforcement Action with respect to any of the Collateral shall not constitute Excess Term Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Term Loan Credit Documents. Any DIP Financing by the Term Loan Creditors within the limits of Section 6.1(b)(iii)(A) shall not constitute Excess Term Obligations.

“Exigent Circumstances” means (a) a fraud has been committed by any Obligor in connection with the Revolving Credit Obligations or Term Loan Obligations, as applicable, including any withholding of collections of Accounts or other Proceeds or any other property in violation of the terms of the Revolving Credit Documents or Term Loan Credit Documents, as applicable, or (b) an event or circumstance that in the judgment of the Revolving Agent materially and imminently threatens the value of, or ability of the Revolving Agent to realize upon, its Priority Collateral, or, in the judgment of the Term Loan Agent materially and imminently threatens the value of, or ability to realize upon, its Priority Collateral.

“Existing Notes” means the notes issued and outstanding from time to time under the Existing Notes Indenture.

“Existing Notes Agent” means, collectively, the Existing Notes Trustee and/or Existing Notes Collateral Agent under the Existing Notes Indenture and the other Existing Notes Documents.

“Existing Notes Creditors” means , at any time, the Existing Notes Agent, the “Holders” (as defined in the Existing Notes Indenture), any other administrative agent under the Existing Notes Indenture and any other Existing Notes Documents, any collateral agent under the Existing Notes Indenture and any other Existing Notes Documents, each lender or other creditor under the Existing Notes Indenture and any other Existing Notes Documents, each holder of any Hedging Obligations that at the time of the incurrence of such Hedging Obligations is a lender or other creditor under the Term Loan Credit Agreement or an Affiliate thereof and is a secured party under any Existing Notes Document, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Existing Notes Document, and each other holder of, or obligee in respect of, any Existing Notes Obligations, in each case to the extent designated as a secured party under any Existing Notes Document outstanding at such time.

“Existing Notes Documents” means the Existing Notes Indenture and the Existing Notes, and the “Escrow Agreement”, the “Note Guarantees”, the “Collateral Agreements” and the other “Notes Documents”, each as defined in the Existing Notes Indenture as in effect on December 22, 2009.

“Existing Notes Indenture” means the Indenture, dated as of November 9, 2006, between the Company and the other Obligors, and Wells Fargo Bank, National Association, as trustee and collateral agent, relating to the Company’s 9.00% Convertible Senior Secured Notes due 2012.

“Existing Notes Noteholders” means the holders from time to time of the Existing Notes issued and outstanding from time to time under the Existing Notes Indenture.

“Existing Notes Obligations” means the Existing Notes and all other “Note Obligations” (as defined in the Existing Notes Indenture) owing or outstanding from time to time under the Existing Notes Indenture and the other Existing Notes Documents.

“Existing Notes Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the Existing Notes Documents: (i) it has a final maturity no sooner than, and a weighted average life (measured as of the date of such amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement) no less than that applicable to the Existing Notes Obligations on the date hereof; (ii) in the case of any secured Refinancing, substantially concurrently with the entry into definitive documentation evidencing such indebtedness, the lenders thereunder shall enter into an intercreditor agreement on terms no less favorable to the Revolving Creditors and the Term Loan Creditors than this Agreement or execute an Intercreditor Agreement Joinder, (iii) Liens on no categories of Collateral not subject to the Liens securing the Existing Notes Obligations on the date hereof are granted to secure it; and (iii) no additional Person is obligated on such indebtedness that is not obligated on the Existing Notes Obligations on the date hereof, and (iv) it shall contain no representations, warranties, covenants or events of default not contained in the Existing Notes Indenture on the date hereof after giving effect to the amendment thereof deleting such provisions on or about the date  hereof, unless consented to by the Revolving Agent and the Term Loan Agent at the direction of the majority holders of the Revolving Credit Obligations and the Term Loan Obligations, respectively, but in no event shall any representations, warranties, covenants or events of default contained in the Existing Notes Documents (with such consent as aforesaid) be (x) more restrictive in any respect on any Obligor than the least restrictive analogous provisions in the Revolving Credit Documents and the Term Loan Credit Documents or (y) address substantive restrictions or other matters not contained in both the Revolving Credit Documents and the Term Loan Credit Documents.

“Existing Notes Secured Claim” means any portion of the Existing Notes Obligations.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the Uniform Commercial Code as in effect in the State of New York from time to time).

“Hedging Obligations” means, with respect to any Obligor, any obligations of such Obligor under an agreement relating to any non-speculative, ordinary course of business swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency or commodity risk.

“Insolvency Proceeding” means any of the following: (a) any case or proceeding with respect to any Obligor under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, in each case, whether or not voluntary, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Obligor or any of its assets in each case, whether or not voluntary, (c) any proceeding for liquidation, dissolution or other winding up of the business of the Company or any other Obligor whether or not voluntary and whether or not involving bankruptcy or insolvency, that, in the case of an Obligor other than the Company, is not permitted under the Revolving Credit Documents and the Term Loan Credit Documents or (d) any assignment for the benefit of creditors or any marshalling of assets of any Obligor.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interim Notes” means the notes issued and outstanding under the Interim Notes Indenture.

“Interim Notes Agent” means the trustee and/or collateral agent under the Interim Notes Indenture and the other Interim Notes Documents.

“Interim Notes Indenture” means the Indenture, dated as of December 7, 2009, between the Company and the other Obligors, and Wells Fargo Bank, National Association, as trustee and collateral agent, relating to the Company’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012.

“Interim Notes Documents” means the Interim Notes Indenture and the Interim Notes, and the “Escrow Agreement”, the “Note Guarantees”, the “Collateral Agreements” and the other “Notes Documents”, each as defined in the Interim Notes Indenture.

“Interim Notes Obligations” means the Interim Notes and all other “Note Obligations” (as defined in the Interim Notes Indenture) owing or outstanding from time to time under the Interim Notes Indenture and the other Interim Notes Documents.

“Inventory” shall mean: (i) all “inventory” as defined in the Uniform Commercial Code as in effect in the State of New York from time to time and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Obligor’s business; all goods in which any Obligor has an interest in mass or a joint or other interest or right of any kind; and all such goods that are returned to or repossessed by any Obligor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the Uniform Commercial Code as in effect in the State of New York from time to time).  Inventory shall include each item of property that at any time is or at any time was part of the rental fleet, whether classified as “inventory,” “rental equipment” or “fixed asset” on the financial statements of the Company.

“Junior Adequate Protection Liens” has the meaning set forth in Section 6.2.

“Junior Lien Default Notice” means a notice by the Term Loan Agent to the Revolving Agent or by the Revolving Agent to the Term Loan Agent, indicating that an Event of Default under the Term Loan Credit Documents or Revolving Credit Documents, respectively, has occurred and that the Term Loan Agent or Revolving Agent, as the case may be, intends to take Enforcement Action against Collateral (other than Collateral that as to such Secured Creditor, is Priority Collateral).

“Junior Documents” means (i) as to the Revolving Credit Priority Collateral, the Term Loan Credit Documents, (ii) as to the Term Loan Priority Collateral, the Revolving Credit Documents, and (iii) as to all Collateral, at all times prior to Payment in Full of the Term Loan Obligations and the Revolving Credit Obligations, the Existing Notes Documents.

“Junior Obligations” means (i) as to the Term Loan Priority Collateral, the Revolving Credit Obligations, (ii) as to the Revolving Credit Priority Collateral, the Term Loan Obligations, and (iii) as to all Collateral, at all times prior to Payment in Full of the Term Loan Obligations and the Revolving Credit Obligations, the Existing Notes Obligations. Junior Obligations also means as to Term Loan Priority Collateral, any Excess Term Obligations, and as to any Revolving Credit Priority Collateral, any Excess Revolving Credit Obligations.

“Junior Secured Creditor” means, as to the Term Loan Priority Collateral, the Revolving Agent acting on behalf of itself and the Revolving Creditors, and as to the Revolving Credit Priority Collateral, the Term Loan Agent acting on behalf of itself and the Term Loan Creditors, and as to all Collateral, at all times prior to Payment in Full of the Term Loan Obligations and the Revolving Credit Obligations, the Existing Notes Creditors.  Junior Secured Creditor also means the Revolving Agent acting on behalf of itself and the Revolving Creditors as to its Lien on Revolving Credit Priority Collateral to the extent securing Excess Revolving Credit Obligations and the Term Loan Agent acting on behalf of itself and the Term Loan Creditors as to its Lien on Term Loan Priority Collateral to the extent securing Excess Term Obligations.

“L/C Issuer” means any bank or financial institution that issues, arranges or provides credit support for a Letter of Credit issued or deemed issued pursuant to the Revolving Credit Agreement.

“Letters of Credit” means any standby or documentary letter of credit issued or arranged by L/C Issuer for the account of Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued or arranged by Revolving Agent or L/C Issuer for the benefit of Borrower.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Mandatory Redemption” means “Mandatory Redemption”, as defined in the New Notes Indenture.

“Mandatory Redemption Date” means “Mandatory Redemption Date”, as defined in the New Notes Indenture.

“Maximum Revolving Credit Principal Amount” means, as of any date of determination, (a) $20,000,000, minus (b) permanent reductions of revolving loan commitments under the Revolving Credit Documents after the date hereof that are accompanied by principal payments outstanding under such commitments (other than those made in connection with a Refinancing permitted under Section 4.2), plus (c) accrued and unpaid interest and fees (excluding any portion of interest and fees referred to in clause (b) of the definition of Excess Revolving Credit Obligations), and  costs, expenses, indemnities, and other amounts (other than principal, unless constituting amounts of interest and fees that are added to principal) payable pursuant to the terms of the Revolving Credit Documents, whether or not, in the case of interest or fees, the same are added to the principal amount of the Revolving Credit Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding, plus (d) advances (whether or not added to the principal of the revolving loan) made by the Revolving Lenders or the Revolving Agent in order to protect, preserve or enhance the value of any Revolving Credit Priority Collateral or to pay amounts that the Borrower is obligated to pay under the Revolving Credit Documents to protect the Collateral, plus (e) Bank Product Obligations, plus (f) Hedging Obligations to a Revolving Creditor.

“Maximum Term Loan Principal Amount” means, as of any date of determination, (a) $135,000,000, minus (b) the sum of all principal payments of the term loans constituting Term Loan Obligations (including voluntary and mandatory prepayments) after the date hereof, but excluding prepayments resulting from any Refinancing permitted under Section 4.1, plus (c) accrued and unpaid interest and fees (excluding any portion of interest and fees referred to in clause (b) of the definition of Excess Term Obligations) and costs, expenses, indemnities, and other amounts (other than principal, unless constituting amounts of interest and fees that are added to principal) payable pursuant to the terms of the Term Loan Credit Documents, whether or not, in the case of interest or fees, the same are added to the principal amount of the Term Loan Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding, plus (d) advances (whether or not added to the principal of the term loans) made by the Term Lenders or the Term Loan Agent in order to protect, preserve or enhance the value of any Term Loan Priority Collateral or to pay amounts that any Obligor is obligated to pay under the Term  Credit Documents to protect the Collateral, plus (e) all Term Loan Hedging Obligations not included in clause (a).

“New License Subsidiary” has the meaning specified therefor in the New Notes Indenture.

“New Notes” means the notes issued and outstanding from time to time under the New Notes Indenture, including any notes issued in lieu of interest and in respect of capitalized, or “pay in kind”, interest accruing on any such notes outstanding from time to time in accordance with the New Notes Indenture.

“New Notes Agent” means the New Notes Trustee and/or New Notes Collateral Agent under the New Notes Indenture and the other New Notes Documents.

“New Notes Indenture” means the Indenture, dated as of December 22, 2009, between the Company and the other Obligors, and Wells Fargo Bank, National Association, as trustee and collateral agent, relating to the Company’s 9.00% Senior Secured Notes due 2016.

“New Notes Documents” means the New Notes Indenture and the New Notes, and the “Escrow Agreement”, the “Note Guarantees”, the “Collateral Agreements” and the other “Notes Documents”, each as defined in the New Notes Indenture.

“New Notes Obligations” means the New Notes and all other “Note Obligations” (as defined in the New Notes Indenture) owing or outstanding from time to time under the New Notes Indenture and the other New Notes Documents.

“New Notes Noteholders” means the holders from time to time of the New Notes issued and outstanding from time to time under the New Notes Indenture.

“Non-Priority Collateral” means (i) as to the Term Loan Creditors, the Revolving Credit Priority Collateral, (ii) as to the Revolving Creditors, the Term Loan Priority Collateral, and (iii) as to the Existing Notes Creditors, any and all Collateral.  Non-Priority Collateral shall also mean, as to the Term Loan Creditors, the Term Loan Priority Collateral to the extent securing Excess Term Obligations, and as to the Revolving Creditors, the Revolving Credit Priority Collateral to the extent securing the Excess Revolving Credit Obligations.

“Obligation Documents” means the Revolving Credit Documents and the Term Loan Credit Documents and the Existing Notes Documents, or any of them.

“Obligations” means the Term Loan Obligations and the Revolving Credit Obligations and the Existing Notes Obligations, or any of them.

“Obligor” means the Company and each other Person liable on or in respect of any Obligations, or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the Revolving Credit Agreement or the other Revolving Credit Documents in the case of Revolving Credit Obligations or the Term Loan Credit Agreement or the other Term Loan Credit Documents in the case of the Term Loan Obligations and all commitments to extend credit under such applicable agreements shall have terminated, (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or letters of credit in form and substance reasonably acceptable to (and from financial institutions satisfactory to) Revolving Agent or Term Loan Agent, as applicable, or cash collateralized at the amounts required to obtain a release of liens under the terms of the applicable Revolving Credit Documents) in accordance with the terms of such documents, and (d) any costs, expenses and indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Obligation Document, are backed by a letter of credit or cash collateral in an amount and on terms reasonably satisfactory to the Term Loan Agent or Revolving Agent, as applicable.

“Payment Rights” means any right of any Obligor to the payment of money arising from the Disposition of any Inventory or rendition of services, whether such right to payment constitutes an Account or Payment Intangible or is evidenced by or consists of a Document, Instrument, Chattel Paper, Letter-of-Credit Right or Supporting Obligation.

“Permitted Collateral Sale” means (i) any Disposition of Priority Collateral (other than after the occurrence and during the continuance of an Insolvency Proceeding by or against the relevant Obligor and other than in connection with an Enforcement Action or a Disposition described in clause (ii) below) so long as such Disposition is permitted under the Priority Documents as in effect on the date hereof and by the Junior Documents as in effect on the date hereof (other than, in the case of the New Notes Indenture, pursuant to Section 6.01 thereof); and (ii) any Disposition of Priority Collateral (other than in an Insolvency Proceeding by or against the relevant Obligor) permitted under the applicable Priority Documents as in effect on the date hereof, but not permitted under the applicable Junior Document, in connection with an Enforcement Action against such Priority Collateral by the relevant Priority Secured Creditor or a Disposition by the relevant Obligor during the continuation of an Event of Default under the Priority Documents with the written permission of the Priority Secured Creditor; provided, that, in each case above, the Liens of the Junior Secured Creditors in such Priority Collateral shall continue as to the Proceeds thereof and such Proceeds received are applied as provided in Section 3.8 hereof.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Primary Junior Secured Creditor” means a Junior Secured Creditor of the type described in the first sentence of the definition of “Junior Secured Creditor”.

“Primary Priority Secured Creditor” means a Priority Secured Creditor of the type described in the first sentence of the definition of “Priority Secured Creditor”.

“Priority Claim Avoidance” has the meaning set forth in Section 6.4.

“Priority Collateral” means, as to the Term Loan Creditors, the Term Loan Priority Collateral, and, as to the Revolving Creditors, the Revolving Credit Priority Collateral, and, as to the Existing Notes Creditors, none of the Collateral.  Priority Collateral also means, as to any Revolving Creditors, the Term Loan Priority Collateral to the extent securing Excess Term Obligations and as to any Term Loan Creditors, the Revolving Credit Priority Collateral to the extent securing Excess Revolving Credit Obligations; provided that the right of the Term Loan Creditors to take any Enforcement Action with respect to their Non-Priority Collateral, and the right of the Revolving Creditors to take any Enforcement Action with respect to their Non-Priority Collateral, and the right of the Existing Notes Creditors to take any Enforcement Action with respect to their Non-Priority Collateral shall in each case be subject to the provisions of Section 3.

“Priority Documents” means, as to the Revolving Credit Priority Collateral, the Revolving Credit Documents and as to the Term Loan Priority Collateral, the Term Loan Credit Documents.  The Existing Notes Documents shall not constitute Priority Documents for any purpose of this Agreement. at any time prior to the Payment in Full of all Term Loan Obligations and all Revolving Credit Obligations, and all Revolving Credit Documents and Term Loan Credit Documents shall both constitute Priority Documents as they relate to the Existing Notes Documents, the Existing Notes Obligations or the Existing Notes Creditors, or any Liens in favor of the Existing Notes Creditors, for all purposes of this Agreement.

“Priority Obligations” means, as to the Term Loan Priority Collateral, the Term Loan Obligations and as to the Revolving Credit Priority Collateral, the Revolving Credit Obligations.  The Existing Notes Obligations shall not constitute Priority Obligations for any purpose of this Agreement at any time prior to the Payment in Full of all Term Loan Obligations and all Revolving Credit Obligations, and all Revolving Credit Obligations and Term Loan Obligations shall both constitute Priority Obligations as they relate to the Existing Notes Obligations or the Existing Notes Creditors, or any Liens in favor of the Existing Notes Creditors, for all purposes of this Agreement.

“Priority Secured Creditor” means, as to the Term Loan Priority Collateral, the Term Loan Agent, and as to the Revolving Credit Priority Collateral, the Revolving Agent.  The Existing Notes Creditors shall not constitute Priority Secured Creditors for any purpose of this Agreement at any time prior to the Payment in Full of all Term Loan Obligations and all Revolving Credit Obligations, and the Term Loan Agent and the Revolving Agent shall both constitute Priority Security Creditors as they relate to the Existing Notes Obligations or the Existing Notes Creditors, or any Liens in favor of the Existing Notes Creditors, for all purposes of this Agreement.

Priority Secured Creditor also means, as to Term Loan Priority Collateral, to the extent securing Excess Term Obligations, the Revolving Agent, and as to Revolving Credit Priority Collateral, to the extent securing Excess Revolving Credit Obligations, the Term Loan Agent.  A Person’s rights as a Priority Secured Creditor described in the second sentence of this definition shall be limited as set forth in the definition of Secondary Priority Secured Creditor and the other applicable provisions hereof.

“Proceeds” of Collateral shall mean: (i) all “proceeds”, as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time, (ii) payments or distributions made with respect to such Collateral and (iii) whatever is receivable or received when such Collateral or proceeds thereof is sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.  Proceeds shall not include, as to any Existing Notes Creditor, Proceeds of any Collateral on which the Existing Notes Creditor do not have a valid and perfected Lien, or on which they may acquire a Lien in violation of the provisions hereof, including Section 2.4(d) hereof

“Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for or the proceeds of which are used to repay such Obligations, in whole or in part.

“Release Documents” has the meaning set forth in Section 2.6.

“Release Event” means the taking of any Enforcement Action by a Secured Creditor against all or any portion of Collateral that is Priority Collateral as to such Secured Creditor (including a Disposition conducted by any Obligor with the express written consent of such Secured Creditor during the continuance of an Event of Default under the relevant Priority Documents) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 or 1129 of the Bankruptcy Code (or similar Bankruptcy Law) authorizing the sale of all or any portion of such Collateral with the support of such Secured Creditor; provided, that, upon any such sale, the Liens of the Junior Secured Creditors in the Collateral shall continue as to the Proceeds thereof, and, subject to any necessary approvals of any applicable Bankruptcy Court, such Proceeds received are applied as provided in Section 3.8 hereof, .

“Revolver Cash Collateral” has the meaning set forth in Section 6.1.

“Revolver Purchase Option Closing Date” has the meaning set forth in Section 5.1.

“Revolving Agent” means the collateral agent (or the administrative agent acting as collateral agent) under any Revolving Credit Agreement, and its successors and assigns in such capacity and, from and after the execution of a Revolving Credit Substitute Facility, one or more other agents, collateral agents, trustees or similar contractual representatives for one or more holders of indebtedness or other Obligations evidenced thereunder or governed thereby and its successors and assigns in such capacity, but in no event shall any Obligor or Affiliate thereof be, or appoint, the Revolving Agent.

“Revolving Agent’s Purchase Notice” has the meaning set forth in Section 5.2.

“Revolving Credit Agreement” means (a) the initial Revolving Credit Agreement, if any, entered into by the Company, designated as the “Revolving Credit Agreement” for purposes of this Agreement by written notice from the Company to the Term Loan Agent, and permitted to be entered into under the terms of the Term Loan Credit Agreement then in effect, and otherwise complying with the provisions hereof and (i) providing for Liens on no categories of Collateral not subject to the Liens securing the Term Loan

Obligations are granted to secure it unless such categories of Collateral also secure the Term Loan Obligations; (ii) providing that no additional Person is obligated on the indebtedness under such Revolving Credit Agreement unless such additional Person also is or becomes a pari passu obligor on the Term Loan Obligations; (iii) not including any limitations on the ability of the Company and the other Obligors to make payments under any Term Loan Credit Document, (iv) not providing for aggregate extensions of credit thereunder at any time that exceed the Maximum Revolving Credit Principal Amount and (v) being subject to the condition that  no “Default” or “Event of Default” (as defined in the Term Loan Credit Agreement as then in effect) exists, and (b) each Revolving Credit Substitute Facility, if any, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement and permitted to be entered into under the terms of the Term Loan Credit Agreement then in effect, and otherwise complying with the provisions hereof and providing for extensions of credit not exceeding the Maximum Revolving Credit Principal Amount, provided, however, that in each case in clause (a) and (b) above, (x) the Revolving Agent thereunder shall have duly executed and delivered to each other party hereto a signed counterpart of this Agreement and shall be irrevocably and validly entitled under the terms of such Revolving Credit Agreement to bind the Revolving Creditors to all of the terms and conditions hereof by such execution and delivery and (y) in no event shall any Obligor or Affiliate thereof be permitted to be a Revolving Creditor thereunder.

“Revolving Credit Documents” means the Revolving Credit Agreement, if any, all other agreements, documents and instruments at any time executed and/or delivered by the Company or any other Person with, to or in favor of the Revolving Agent or any Revolving Creditor in connection therewith or related thereto, if any, including such documents evidencing successive Refinancings of the Revolving Credit Obligations, if any, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement (provided that the  aggregate extensions of credit thereunder at any time shall not exceed the Maximum Revolving Credit Principal Amount).

“Revolving Credit Obligations” means all “Obligations” as defined in the Revolving Credit Agreement, if any, provided that the aggregate extensions of credit thereunder at any time shall not exceed the Maximum Revolving Credit Principal Amount, and including without limitation all Banking Product Obligations and Hedging Obligations, all obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Company to the Revolving Agent and the other Revolving Creditors evidenced by or arising under one or more of the Revolving Credit Documents (including the Revolving Loans and letter of credit obligations), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to the Company (and including the payment of interest, fees, costs and other charges (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding, but in the case of default rate interest and other amounts accruing or payable in excess of basic contract rates specified in the Revolving Credit Documents, only to the extent such amounts are allowed in any such Insolvency Proceeding), exclusive of the Excess Revolving Credit Obligations, which Excess Revolving Credit Obligations, if any, shall be excluded from (and shall not constitute) Revolving Credit Obligations solely for purposes of this Agreement.

“Revolving Credit Obligations Purchaser” has the meaning set forth in Section 5.1.

“Revolving Credit Priority Collateral” means, all present and future right, title and interest of the Company and each other Obligor in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a)           all Accounts and Payment Rights (and all Instruments, Chattel Paper, Letter-of-Credit Rights, Supporting Obligations, and Documents evidencing the obligation of any account debtor to pay any obligation that constitutes an Account or Payment Right);

(b)           to the extent not otherwise included above, all Payment Intangibles, Instruments, Chattel Paper, Investment Property and Documents, in each case in this clause (b) evidencing, derived from, constituting or relating to the property described in clause (a) above or Proceeds or products thereof;

(c)           Money (other than identifiable Proceeds of Term Loan Priority Collateral), Deposit Accounts (except for identifiable Proceeds of Term Loan Priority Collateral contained therein, and other than the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein)), Securities Accounts containing Proceeds of property described in clause (a) or (b) above (except for identifiable Proceeds of Term Loan Priority Collateral contained therein) and all lock-boxes at any bank containing Proceeds of property described in clause (a) or (b) above (except for identifiable Proceeds of Term Loan Priority Collateral contained therein, and other than the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein)), including, except as otherwise provided herein, Proceeds of property described in clause (a) or (b) above consisting of Money and Certificated Securities, Uncertificated Securities, Securities Entitlements and Investment Property or other assets credited to or deposited in any such Deposit Account or Securities Account (including Proceeds of property described in clause (a) or (b) above constituting cash, cash equivalents, marketable securities and other funds held in or on deposit in any such Deposit Account or Securities Account), but excluding in each case above the Term Loan Priority Collateral Account (other than identifiable Proceeds of Revolving Credit Priority Collateral contained therein) and identifiable Proceeds of Term Loan Priority Collateral;

(d)           books, Records, documents, ledger cards, computer programs, software and other property, in each case, to the extent related to any of the foregoing; and

(e)           all Proceeds of any of the Revolving Credit Priority Collateral described in clauses (a) through (d) above, in any form (including any insurance proceeds in respect of any or all of the foregoing).

Without limitation of the foregoing, property of a type described in any one or more of the foregoing clauses (a) through (e) and acquired by an Obligor, or created, after the commencement of an Insolvency Proceeding with respect to such Obligor, and which, but for the application of Section 552 of the Bankruptcy Code, would constitute Collateral, shall, for the purposes of this Agreement, nonetheless constitute “Revolving Credit Priority Collateral.”

“Revolving Credit Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the Revolving Credit Documents: with respect to any such amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement: (i) in the case of any secured Refinancing, substantially concurrently with the entry into of definitive documentation evidencing such indebtedness, the lenders thereunder shall enter into an intercreditor agreement on terms no less favorable to the Term Loan Creditors than this Agreement or execute an Intercreditor Agreement Joinder, (ii) Liens on no categories of Collateral not subject to the Liens securing the Term Loan Obligations are granted to secure it unless such categories of Collateral also secure the Term Loan Obligations; (iii) no additional Person is obligated on such indebtedness unless such additional Person also is or becomes an obligor on the Term Loan Obligations; (iv) it does not include any limitations on the ability of the Company to make payments under any Term Loan Credit Document, (iv) it does not provide for aggregate extensions of credit thereunder at any time that exceed the Maximum Revolving Credit Principal Amount and (vi) in the case of a Refinancing, immediately after giving effect to such Refinancing, no “Default” or “Event of Default” (as defined in the Term Loan Credit Agreement as then in effect) exists.

“Revolving Credit Secured Claim” means any portion of the Revolving Credit Obligations.

“Revolving Credit Substitute Facility” means any facility that Refinances the Revolving Credit Agreement then in existence pursuant to Section 4.2.  For the avoidance of doubt, no Revolving Credit Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Revolving Credit Substitute Facility shall be subject to the terms of this Agreement for all purposes set forth herein (including the Lien priorities as set forth herein as of the date hereof and provided that such facility does not provide for aggregate extensions of credit thereunder at any time that exceed the Maximum Revolving Credit Principal Amount ).

“Revolving Credit Termination Date” means the date on which all Revolving Credit Obligations have been Paid in Full.

“Revolving Creditors” means , at any time, if any, the Revolving Agent, the Revolving Lenders, the administrative agent under the Revolving Credit Agreement, the collateral Agent under the Revolving Credit Agreement, each lender, issuing bank and swingline lender under the Revolving Credit Agreement, each holder of any Hedging Obligations and Banking Product Obligations that at the time of the incurrence of such Hedging Obligations or Banking Product Obligations is a lender under the Revolving Credit Agreement or an Affiliate thereof and is a secured party under any Revolving Credit Document, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Revolving Credit Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Revolving Credit Document and each other holder of, or obligee in respect of, any Revolving Credit Obligations (including pursuant to an Revolving Credit Substitute Facility), in each case to the extent designated as a secured party under any Revolving Credit Document outstanding at such time, but in no event shall any Obligor or Affiliate thereof be or become a Revolving Creditor.

“Revolving Lenders” means the lenders from time to time party from time to time to a Revolving Credit Agreement, if any, but in no event shall any Obligor or Affiliate thereof be or become a Revolving Lender.

“Revolving Loans” means the loans, if any, outstanding under the Revolving Credit Documents from time to time.

“Secondary Junior Secured Creditor” means a Junior Secured Creditor of the type described in the second sentence of the definition of “Junior Secured Creditor”.

“Secondary Priority Secured Creditor” means a Priority Secured Creditor of the type described in the second sentence of the definition of “Priority Secured Creditor”.  As more fully set forth in Section 2.1, (i) the Term Loan Agent in its capacity as Secondary Priority Secured Creditor shall not take any Enforcement Action or actions hereunder with respect to the Revolving Credit Priority Collateral prior to the Revolving Credit Termination Date; and (ii) the Revolving Agent in its capacity as Secondary Priority Secured Creditor shall not take any Enforcement Action or other action hereunder with respect to the Term Loan Priority Collateral prior to the Term Loan Termination Date.

“Secured Creditors” means the Term Loan Creditors and the Revolving Creditors and the Existing Notes Creditors, or any of them.

“Senior Adequate Protection Liens” has the meaning set forth in Section 6.2.

“Standstill Period” means the period commencing on the date of an Event of Default and ending upon the date which is the earlier of (a) 180 days after the later of (i) the date the Junior Secured Creditor has declared an Event of Default under its Obligation Documents and has accelerated its Junior Obligations and (ii) the date that the Priority Secured Creditor has received a Junior Lien Default Notice with respect to such Event of Default stating that the Junior Obligations have been declared due and payable and (b) the date on which the Priority Obligations of such Priority Secured Creditor have been Paid in Full; provided that (i) in the event that as of any day during such 180 days, no Event of Default in respect of the Junior Obligations is continuing, then the Standstill Period shall be deemed not to have commenced and (ii) the 180 day period specified above shall be tolled during any period an Insolvency Proceeding has occurred and is continuing.

“Term Lenders” means the “Lenders” or “Term Lenders” or “Holders” or “Noteholders” (or comparable term) under and as defined in any Term Loan Credit Agreement.

“Term Loan” means each term loan or other loan or extension of credit made or outstanding under the Term Loan Credit Documents from time to time.

“Term Loan Agent” means (i) so long as New Notes Obligations are outstanding under the New Notes Documents, the New Notes Agent, (ii) and after all New Notes Obligations have been Paid in Full, and so long as Term Loan Obligations are outstanding under any Term Loan Substitute Facility or the agreements and other documents securing, guaranteeing, evidencing, governing or otherwise relating to the foregoing, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement, one or more other agents, collateral agents, trustees or similar contractual representatives for one or more holders of indebtedness or other Term Loan Obligations outstanding thereunder or in respect thereof from time to time.

“Term Loan Agent’s Purchase Notice” has the meaning set forth in Section 5.1.

“Term Loan Credit Agreement” means (a) the New Notes Indenture and (b) upon Payment in Full of the New Notes Obligations outstanding under the New Notes Indenture, the credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument primarily evidencing or governing each Term Loan Credit Substitute Facility, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.

“Term Loan Credit Documents” means the Term Loan Credit Agreement, all New Notes Documents, and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Term Loan Agent or any other Term Loan Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Term Loan Obligations, and any Term Loan Credit Substitute Facility, and all agreements and other documents securing, guaranteeing, evidencing, governing or otherwise relating to any of the foregoing, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Term Loan Credit Substitute Facility” means any facility that Refinances the Term Loan Credit Agreement then in existence pursuant to Section 4.1.  For the avoidance of doubt, the Term Loan Credit Substitute Facility may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Term Loan Substitute Facility shall be subject to the terms of this Agreement for all purposes set forth herein (including the Lien priorities as set forth herein as of the date hereof).

“Term Loan Creditors” means , at any time, the Term Loan Agent, the Term Lenders, the administrative agent under the Term Loan Credit Agreement and any other Term Loan Credit Documents, the collateral agent under the Term Loan Credit Agreement and any other Term Loan Credit Documents, each lender, noteholder or other creditor under the Term Loan Credit Agreement, each holder of any Term Loan Hedging Obligations that at the time of the incurrence of such Hedging Obligations is a lender or noteholder under the Term Loan Credit

Agreement or an Affiliate thereof and is a secured party under any Term Loan Credit Document, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Term Loan Credit Document, and each other holder of, or obligee in respect of, any Term Loan Obligations (including pursuant to a Term Loan Credit Substitute Facility), in each case to the extent designated as a secured party under any Term Loan Credit Document outstanding at such time.

“Term Loan Hedging Obligation” means any Hedging Obligations owed by the Borrower to the Term Loan Creditors or any of their Affiliates pursuant to agreements entered into in connection with any Term Loan Credit Agreement.

“Term Loan Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company and each other Obligor under the Term Loan Credit Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to the Company or any other Obligor (as such term is defined in the Term Loan Credit Agreement) (and including the payment of any interest, fees, costs and other charges (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding, but in the case of default rate interest and other amounts accruing or payable in excess of basic contract rates specified in the Term Loan Credit Documents, only  to the extent such amounts are allowed in any such Insolvency Proceeding), exclusive of the Excess Term Obligations, which Excess Term Obligations shall be excluded from (and shall not constitute) Term Loan Obligations solely for purposes of this Agreement.

“Term Loan Priority Collateral” means all Collateral other than Revolving Credit Priority Collateral.  Without limitation of the foregoing, property not of a type described in the definition of “Revolving Credit Priority Collateral,” and acquired by an Obligor, or created, after the commencement of an Insolvency Proceeding with respect to such Obligor, and which, but for the application of Section 552 of the Bankruptcy Code, would constitute Collateral, shall, for the purposes of this Agreement, nonetheless constitute “Term Loan Priority Collateral.” Notwithstanding the foregoing, in no event shall property that is otherwise Term Loan Priority Collateral constitute Revolving Credit Priority Collateral due to the fact that it was acquired by the Company or any other Obligor with the Proceeds of Revolving Credit Priority Collateral.

“Term Loan Priority Collateral Account” means any deposit account established or maintained by an Obligor or the Term Loan Agent or any representative of either of the foregoing for the sole purpose of holding the identifiable Proceeds of any Disposition of Term Loan Priority Collateral that are required to be held in such account or accounts pursuant to the terms of any Term Loan Credit Document as in effect on the date hereof (or any comparable provision of any successor Term Loan Credit Document).

“Term Loan Purchase Option Closing Date” has the meaning set forth in Section 5.2.

“Term Loan Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the Term Loan Credit Documents if a Revolving Credit Agreement then exists and the Revolving Agent is a party hereto: (i) it has a final maturity no sooner than (unless such final maturity is more than six months after the stated final maturity of the Revolving Credit Obligations as in effect on the date hereof) and a weighted average life (measured as of the date of such amendment, restatement, supplement, modification, substitution, Refinancing, renewal or replacement) no less than that applicable to the Term Loan Obligations on the date hereof; (ii) in the case of any secured Refinancing, substantially concurrently with the entry into definitive documentation evidencing such indebtedness, the lenders thereunder shall enter into an intercreditor agreement on terms no less favorable to the Revolving Creditors than this Agreement or execute an Intercreditor Agreement Joinder, (ii) Liens on no categories of Collateral not subject to the Liens securing the Revolving Credit Obligations are granted to secure it unless such categories of Collateral also secure the Revolving Credit  Obligations; and (iii) no additional Person is obligated on such indebtedness unless such additional Person also is or becomes an obligor on the Revolving Credit Obligations.

“Term Loan Secured Claim” means any portion of the Term Loan Obligations.

“Term Loan Termination Date” means the date on which all Term Loan Obligations have been Paid in Full (but shall not be deemed to occur if a Refinancing of any then existing Term Loan Obligations occurs or a Term Loan Credit Substitute Facility is entered into in connection with the repayment and Refinancing of any then existing Term Loan Obligations).

“Term Obligations Purchaser” has the meaning set forth in Section 5.1.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” has the meaning set forth in Section 3.2.

The terms “Certificated Security,” “Commodity Account,” “Deposit Account,” “Document,” “Equipment,” “Goods,” “Healthcare Insurance Receivable,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Money,” “Payment Intangible,” “Records,” “Securities Account,” “Securities Entitlements,” “Supporting Obligations” and “Uncertificated Securities”  have the meanings ascribed to them in the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2           Certain Matters of Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.  For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Obligation Documents, shall include any and all amendments or other modifications thereto and any and all extensions or renewals thereof, and refinancings and replacements thereof, in each case, made in accordance with the terms thereof and hereof, and (e) the terms “property” and “asset” or “properties” and “assets” shall have the same meaning.

Section 2.               Security Interests; Priorities.

2.1           Priorities.

(a)           Each Secured Creditor hereby acknowledges that other Secured Creditors have been, or may in the future be, granted Liens upon the Collateral to secure their respective Obligations and hereby consent to such grant.

(b)           (i) The Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors on the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations are and shall be senior in right, priority, operation and effect to the Liens of (x) the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral and (y) the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Term Loan Priority Collateral and (ii) such Liens of (x) the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors, if any, on the Term Loan Priority Collateral and (y) the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors, in each case above, on the Term Loan Priority Collateral, in each case above, are and shall be junior and subordinate in right, priority, operation and effect to the Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors in the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations.  The Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors on the Term Loan Priority Collateral, to the extent securing (or purporting to secure) Excess Term Obligations, shall be junior and subordinate to the Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral, to the extent securing Revolving Credit Obligations. The Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) the Term Loan Obligations, shall be senior to the Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors in the Revolving Priority Collateral, to the extent securing (or purporting to secure) Excess Revolving Credit Obligations.

The Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations are and shall be senior in right, priority, operation and effect to the Liens of  the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Revolving Credit Priority Collateral and such Liens of  the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Revolving Credit Priority Collateral, in each case above, are and shall be junior and subordinate in right, priority, operation and effect to the Liens of the Term Loan Agent, the Term Loan Creditors and any agent, representative or trustee representative acting on behalf of the Term Loan Agent or Term Loan Creditors in the Revolving Credit Priority Collateral to the extent securing (or purporting to secure) the Term Loan Obligations.

(c)           (i) The Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Revolving Credit Priority Collateral to the extent securing Revolving Credit Obligations shall be senior in right, priority, operation and effect to the Liens of (x) the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral and (y) the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Revolving Credit Priority Collateral and (ii) such Liens of (x) the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors and (y) the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors, in each case above, on the Revolving Credit Priority Collateral, in each case above, are and shall be junior and subordinate in right, priority, operation and effect to the Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors in the Revolving Credit Priority Collateral to the extent securing (or purporting to secure) Revolving Credit Obligations.  The Liens, if any, of the Revolving Agent, the Revolving Creditors and any Agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) Excess Revolving Credit Obligations, shall be junior and subordinate to the Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan Agent or Term Loan Creditors on the Revolving Credit Priority Collateral, to the extent securing (or purporting to secure) Term Loan Obligations. The Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral, to the extent securing (or purporting to secure) the Revolving Credit Obligations, shall be senior to the Liens of the Term Loan Agent, Term Loan Creditors and any agent, representative or trustee acting on behalf of the Term Loan

Agent or Term Loan Creditors in the Term Loan Priority Collateral, to the extent securing (or purporting to secure) Excess Term Obligations.

The Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee representative acting on behalf of the Revolving Agent or Revolving Creditors on the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Revolving Credit Obligations are and shall be senior in right, priority, operation and effect to the Liens of  the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Term Loan Priority Collateral and such Liens of  the Existing Notes Agent, the Existing Notes Creditors and any agent, representative or trustee acting on behalf of the Existing Notes Agent or Existing Notes Creditors on the Term Loan Priority Collateral, in each case above, are and shall be junior and subordinate in right, priority, operation and effect to the Liens, if any, of the Revolving Agent, the Revolving Creditors and any agent, representative or trustee representative acting on behalf of the Revolving Agent or Revolving Creditors in the Term Loan Priority Collateral to the extent securing (or purporting to secure) the Revolving Credit Obligations.

(d)           The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, by any action or inaction which any of the Secured Creditors may take or fail to take in respect of any Collateral or, except as expressly contemplated hereby, by the release of any Collateral or the release of any of the guarantees of any of the Obligations.

(e)           All rights, powers and priorities of the Term Loan Agent as a Primary Priority Secured Creditor are senior and superior to the rights, powers and priorities of the Revolving Agent as a Secondary Priority Secured Creditor, and all rights, powers and priorities of the Term Loan Agent and the other Term Loan Creditors as secured creditors in respect of the Collateral are senior and superior to all rights, however arising, of the Existing Notes Creditors as secured creditors in respect of the Collateral.  The Revolving Agent as a Secondary Priority Secured Creditor shall exercise no rights, powers or remedies as a Priority Secured Creditor so long as the Term Loan Obligations have not been Paid in Full (without prejudice to its rights as a Junior Secured Creditor under Section 3).  The Existing Notes Creditors shall exercise no rights, powers or remedies as secured parties in respect of the Collateral so long as the Term Loan Obligations have not been Paid in Full.  If at any time no Revolving Credit Agreement shall be in effect, the Term Loan Agent shall be entitled to act a Primary Priority Secured Creditor in respect of the Term Loan Priority Collateral and the Revolving Credit Priority Collateral for all purposes of this Agreement.

(f)            All rights, powers and priorities of the Revolving Agent as a Primary Priority Secured Creditor are senior and superior to the rights, powers and priorities of the Term Loan Agent as a Secondary Priority Secured Creditor, and all rights, powers and priorities of the Revolving Agent and the other Revolving Creditors as secured creditors in respect of the Collateral are senior and superior to all rights, however arising, of the Existing Notes Creditors as secured creditors in respect of the Collateral. The Term Loan Agent as a Secondary Priority Secured Creditor shall exercise no rights, powers or remedies as a Priority Secured Creditor so long as the Revolving Credit Obligations have not been Paid in Full (without prejudice to its rights as a Junior Secured Creditor under Section 3).  The Existing Notes Creditors shall exercise no rights, powers or remedies as secured parties in respect of the Collateral so long as the Revolving Credit Obligations have not been Paid in Full.

(g)           All rights, powers and priorities of the Term Loan Agent as a Primary Junior Secured Creditor are senior and superior to the rights, powers and priorities of the Revolving Agent as a Secondary Junior Secured Creditor.  The Revolving Agent as a Secondary Junior Secured Creditor shall exercise no rights, powers or remedies as a Junior Secured Creditor so long as the Term Loan Obligations have not been Paid in Full, but at all times the Revolving Agent as a Secondary Junior Secured Creditor shall have the obligations and responsibilities of a Junior Secured Creditor.

(h)           All rights, powers and priorities of the Revolving Agent as a Primary Junior Secured Creditor are senior and superior to the rights, powers and priorities of the Term Loan Agent as a Secondary Junior Secured Creditor.  The Term Loan Agent as a Secondary Junior Secured Creditor shall exercise no rights, powers or remedies as a Junior Secured Creditor so long as the Revolving Credit Obligations have not been Paid in Full, but at all times the Term Loan Agent as a Secondary Junior Secured Creditor shall have the obligations and responsibilities of a Junior Secured Creditor.

2.2           No Alteration of Priority.  The priorities set forth in this Agreement in respect of Collateral are applicable irrespective of the order, time, method or manner of the creation, attachment, or perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions that may be contained in any of the Obligation Documents, any provision of any agreement, document, instrument or applicable law and notwithstanding any subsequent failure to maintain perfection of the Lien in favor of the applicable Secured Creditor, provided that there has been an initial valid perfection of the Lien in such Collateral as to the relevant Secured Creditor under applicable law.  The parties hereto acknowledge and agree that it is their intention that the Collateral securing the Revolving Credit Obligations and the Collateral securing the Term Loan Obligations as of the date hereof be identical in all material respects (except with respect to priorities as set forth in Section 2.1 hereof) and, in furtherance of such intent, the parties hereto agree:  (a) to cooperate in good faith in order to determine, upon any request by the Revolving Agent or the Term Loan Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Obligation Document, and (b) any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any obligations shall be subject in all respects to the terms of this Agreement.  The parties hereto further acknowledge and agree that it is their intention that the Collateral securing the Revolving Credit Obligations and the Collateral securing the Term Loan Obligations include at all times all of the Collateral securing the Existing Notes Obligations (subject to the priorities as set forth in Section 2.1 hereof) and, in furtherance of such intent, the Existing Notes Creditors agree:  (a) to cooperate in good faith in order to determine, upon any request by the Revolving Agent or the Term Loan Agent, the specific assets included in the Collateral securing the Existing Notes Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Obligation Document and (b) any

Lien obtained by any Existing Notes Creditor in respect of any judgment obtained in respect of any obligations shall be subject in all respects to the terms of this Agreement..  The parties hereto further acknowledge and agree that it is not their intention that the Collateral securing the Existing Notes Obligations include all Collateral securing the Revolving Credit Obligations and the Term Loan Obligations, and that there may be Collateral securing the Revolving Credit Obligations and the Term Loan Obligations that does not secure  the Existing Notes Obligations , including without limitation as contemplated by Section  2.4(d)

2.3           Perfection; Contesting Liens.  Each Secured Creditor shall be solely responsible for creating, perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been or is intended to be granted a Lien, provided that pursuant to the Existing Notes Documents and New Notes Documents, the Obligors party to such agreements have agreed to be solely responsible for creating, perfecting and maintaining Liens in the Collateral which secure the Existing Note Obligations or New Notes Obligations, as the case may be.  The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors in respect of Collateral and shall not impose on any Secured Creditor any obligations in respect of the Disposition of Proceeds or any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  Each Secured Creditor agrees that it will not (a) institute, join in or support any contest of the validity, perfection, priority or enforceability of the Liens granted to, or purported to be granted to, any other Secured Creditor in the Collateral (or any property purported to be included in the Collateral), including, without limitation, any equity interests in, or any assets of, any New License Subsidiary or any proceeds thereof, or the enforceability of the Term Loan Obligations or the Revolving Credit Obligations (provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Term Loan Agent or the Revolving Agent to enforce this Agreement); or (b) prior to payment in full of the Term Loan Obligations, assert any right as an unsecured creditor or, in the case of the Existing Notes Creditors, a secured creditor, in, to or under any equity interests in, or any assets of, any New License Subsidiary or any proceeds thereof.

2.4           Limitation on New Liens.

(a)           The parties hereto acknowledge that, as of the date hereof, (i) the Liens of the Term Loan Agent under the Term Loan Credit Documents do not encumber any assets of any Obligor which assets are not subject to a Lien of the Revolving Agent under the Revolving Credit Documents (unless as of the date hereof there are no Revolving Credit Documents in effect) and (ii) the Liens of the Revolving Agent under the Revolving Credit Documents, if any, do not encumber any assets of any Obligor which assets are not subject to a Lien of the Term Loan Agent under the Term Loan Credit Documents and (iii) the Liens of the Existing Notes Creditors under the Existing Notes Documents do not encumber any assets of any Obligor which assets are not subject to a Lien of the Term Loan Agent under the Term Loan Credit Documents and a Lien of the Revolving Agent under the Revolving Credit Documents (unless as of the date hereof there are no Revolving Credit Documents in effect).

(b)           During any period when Revolving Credit Obligations are outstanding and until such Revolving Credit Obligations have been Paid in Full, no Term Loan Creditor shall acquire after the initial closing date under the Term Loan Credit Agreement any Lien on any assets of any Obligor securing any Term Loan Obligation which assets are not also subject to the Lien, if any shall then exist, of the Revolving Agent under the Revolving Credit Documents, unless the Revolving Agent shall be notified thereof and shall have had an opportunity to create a Lien thereon comparable to the Lien thereon in favor of the Term Loan Creditors, provided that, notwithstanding the foregoing, if the Revolving Agent shall have had an opportunity to create such a comparable Lien and shall have failed to do so beyond 30 days after the later of (x) the date it receives notice thereof and (y) the date it has the opportunity to create such comparable Lien, the Term Loan Creditors shall nevertheless be entitled to create and maintain such Lien on such assets though they are not also subject to the Lien of the Revolving Agent under the Revolving Credit Documents.  Such Liens, if created in favor of the Term Loan Agent or Term Loan Creditors and the Revolving Agent or Revolving Creditors shall be subject to the Lien priorities set forth herein.  If any Term Loan Creditor shall acquire or hold any Lien on any assets of any Obligor securing any Term Loan Obligation which assets are not also subject to the Lien of the Revolving Agent under the Revolving Credit Documents (other than by reason of the failure of the Revolving Agent or the other Revolving Creditors to obtain such a Lien as contemplated by the first sentence hereof), subject to the Lien priorities set forth herein, then the Term Loan Agent (or the relevant Term Loan Creditor) shall, without the need for any further consent of any other Term Loan Creditor and notwithstanding anything to the contrary in any other Term Loan Credit Document be deemed to also hold and have held, and the applicable Obligors hereby grant in favor of the Revolving Agent for the benefit of the Revolving Creditors as security for the Revolving Credit Obligations, such a comparable Lien for the benefit of the Revolving Agent as security for the Revolving Credit Obligations (subject to the Lien priorities set forth herein and other terms hereof) and the Company shall promptly notify the Revolving Agent in writing of the existence of such Lien.

(c)           Until the Term Loan Obligations have been Paid in Full, no Revolving Creditor shall acquire after the initial closing date under the Revolving Credit Agreement any Lien on any assets of any Obligor securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan Agent under the Term Loan Credit Documents, unless the Term Loan Agent shall be notified thereof and shall have had an opportunity to create a Lien thereon comparable to the Lien thereon in favor of the Revolving Loan Creditors, provided that, notwithstanding the foregoing, if the Term Loan Agent shall have had an opportunity to create such a comparable Lien and shall have failed to do so beyond 30 days after the later of (x) the date it receives notice thereof and (y) the date it has the opportunity to create such comparable Lien, the Revolving Loan Creditors shall nevertheless be entitled to create and maintain such Lien on such assets though they are not also subject to the Lien of the Term Loan Agent under the Term Loan Credit Documents.  Such Liens, if created in favor of the Term Loan Agent or Term Loan Creditors and the Revolving Agent or Revolving Creditors shall be subject to the Lien priorities set forth herein.  If any Revolving Creditor shall acquire or hold any Lien on any assets of any Obligor securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan Agent under the Term Loan Credit Documents (other than by reason of the failure of the Term Loan Agent or the other Term Loan Creditors to obtain such a Lien as contemplated by the first sentence hereof), subject to the Lien priorities set forth herein, then the Revolving Agent (or the relevant Revolving Creditor) shall, without the need for any further consent of any other Revolving Creditor and notwithstanding anything to the contrary in any other Revolving Credit Document be deemed to also hold and have held, and the applicable Obligors hereby grant in favor of the Term Loan Agent for the benefit of the Term Loan

Creditors as security for the Term Loan Obligations, such a comparable Lien for the benefit of the Term Loan Agent as security for the Term Loan Obligations (subject to the Lien priorities set forth herein and other terms hereof) and the Company shall promptly notify the Term Loan Agent in writing of the existence of such Lien.

(d)           No Existing Notes Creditor shall, after the date hereof, acquire any Lien on (i) any assets of any Obligor that do not at such time secure the Term Loan Obligations and, if then outstanding, the Revolving Credit Obligations, or (ii) any equity interests in, or any assets of, any New License Subsidiary or any proceeds thereof.

2.5           Proceeds of Collateral.  Subject to the proviso to the first sentence of Section 6.5, any Non-Priority Collateral or Proceeds thereof received by any Secured Creditor including, without limitation, any such Non-Priority Collateral constituting Proceeds, or any payment or Distribution, that may be received by any Secured Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to Non-Priority Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) as to Non-Priority Collateral, (c) from the collection or other Disposition of, or realization on, Non-Priority Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Priority Secured Creditor, in the same form as received, with any necessary endorsements, and each Junior Secured Creditor hereby authorizes the Priority Secured Creditor to make any such endorsements as agent for such Junior Secured Creditor (which authorization, being coupled with an interest, is irrevocable).  In furtherance of the foregoing, any Collateral or Proceeds thereof received by any Existing Notes Creditor including, without limitation, any such Collateral constituting Proceeds, or any payment or Distribution, that may be received by any Existing Notes Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) as to any Collateral, (c) from the collection or other Disposition of, or realization on, any Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Priority Secured Creditor, in the same form as received, with any necessary endorsements, and each Existing Notes Creditor hereby authorizes the Priority Secured Creditor to make any such endorsements as agent for such Existing Notes Creditor (which authorization, being coupled with an interest, is irrevocable).  The Term Loan Agent, on behalf of itself and the Term Loan Creditors, and the Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, each acknowledges and agrees that the Revolving Credit Agreement includes a revolving commitment and that in the ordinary course of business Revolving Agent will apply Proceeds of Revolving Credit Priority Collateral in accordance with the terms thereof (which may not permanently reduce such revolving commitment) and may make advances thereunder from time to time, and may apply Proceeds of Term Loan Priority Collateral not required pursuant to the provisions of the Term Loan Credit Documents as in effect on the date hereof or this Agreement to be paid over to the Term Loan Agent or Term Loan Creditors to repay Revolving Credit Obligations in the ordinary course.  The Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, acknowledges and agrees that the Revolving Credit Agreement includes a revolving commitment and that in the ordinary course of business Revolving Agent will apply Proceeds of Revolving Credit Priority Collateral in accordance with the terms thereof (which may not permanently reduce such revolving commitment) and may make advances thereunder from time to time, and may apply Proceeds of Term Loan Priority Collateral not required pursuant to the provisions of the Term Loan Credit Documents as in effect on the date hereof or this Agreement to be paid over to the Term Loan Agent or Term Loan Creditors to repay Revolving Credit Obligations in the ordinary course.  The Revolving Agent, on behalf of itself and the Revolving Creditors, acknowledges and agrees that the Term Loan Credit Agreement contains provisions requiring prepayment of the Term Loan Obligations and that the Obligors may continue to make such prepayments of Term Loan Obligations notwithstanding any provision to the contrary in the Revolving Credit Agreement or other Revolving Credit Documents.  The Existing Notes Agent, on behalf of itself and the Existing Notes Creditors, acknowledges and agrees that Collateral and Proceeds thereof may be applied to repayment or prepayment of the Revolving Credit Obligations and Term Loan Obligations in accordance with the provisions thereof, and prior to payment of the Existing Notes Obligations notwithstanding any contrary provision in any Existing Notes Document.

2.6           Release of Collateral Upon Permitted Collateral Sale.  Each Junior Secured Creditor shall at any time in connection with any Permitted Collateral Sale of Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral and that is made free and clear of the Liens of the Priority Secured Creditors (such Lien continuing as to Proceeds):  (a) upon the request of the Priority Secured Creditor as to such Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (provided that such Lien shall continue as to Proceeds thereof), (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Priority Secured Creditor shall reasonably require in order to release and/or terminate such Junior Secured Creditor’s Liens on such Collateral subject to such Permitted Collateral Sale (but not the Proceeds of such Collateral), and (c) be deemed to have consented under the applicable Obligation Documents to such Permitted Collateral Sale free and clear of the Junior Secured Creditor’s security interest (it being understood that the Junior Secured Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral) and to have waived the provisions of the applicable Obligation Documents to the extent necessary to permit such transaction.

2.7           Release of Collateral Upon Release Event.  The Junior Secured Creditor shall, at any time in connection with a Release Event with respect to any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral:  (a) upon the request of the Priority Secured Creditor with respect to such Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (provided that such Lien shall continue as to Proceeds thereof), to the extent the Disposition of such Collateral is either by (i) the Priority Secured Creditor or its agents or representatives or (ii) any Obligor with the consent of the Priority Secured Creditor, (b) be deemed to have consented under the applicable Obligation Documents to such Disposition free and clear of the Junior Secured Creditor’s Liens (it being understood that the Junior Secured Creditor shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral) and to have waived the provisions of the applicable Obligation Documents to the extent necessary to permit such transaction and (c) deliver such Release

Documents and take such further actions as Priority Secured Creditor may reasonably require in connection therewith; provided that such release by the Junior Secured Creditor shall not extend to, or otherwise affect any of the rights of the Junior Secured Creditor to, the Proceeds from any such Disposition of such Collateral subject to the provisions hereof.

2.8           Power of Attorney.  As to any Collateral that, as to any Junior Secured Creditor, is Non-Priority Collateral, such Junior Secured Creditor hereby irrevocably constitutes and appoints the Priority Secured Creditor as to such Collateral and any officer of such Priority Secured Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Secured Creditor and in the name of the Junior Secured Creditor or in such Priority Secured Creditor own name, from time to time in such Priority Secured Creditor discretion, for the purpose of carrying out the terms of Sections 2.6 and 2.7 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, all subject to the limitations set forth therein, such power of attorney being coupled with an interest and irrevocable until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Agent, or the Revolving Credit Termination Date, if the Junior Secured Creditor is the Term Loan Agent.  The Junior Secured Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.8 if done in accordance with the provisions hereof.  No Person to whom this power of attorney is presented, as authority for the Priority Secured Creditor to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Junior Secured Creditor as to the authority of the Priority Secured Creditor to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Priority Secured Creditor the authority to take and perform the actions contemplated herein.  The Junior Secured Creditor irrevocably waives any right to commence any suit or action, in law or equity, against any Person that acts in reliance upon or acknowledges the authority granted under this power of attorney.

2.9           Waiver.  Each Secured Creditor (a) subject to the requirement that the Company shall be required to designate by written notice to the Term Loan Agent any Revolving Credit Agreement for purposes hereof, as contemplated hereby, waives any and all notice from any Secured Creditor of the creation, renewal, extension or accrual of any of the Obligations under the Obligation Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Obligation Documents and in making funds available to the Company, subject to the provisions hereof.

2.10         Notice of Interest In Collateral.  This Agreement, and the execution and delivery by any party hereto to the other parties hereto, is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

Section 3.               Enforcement of Security.

3.1           No Duties of Priority Secured Creditor.  Each Junior Secured Creditor acknowledges and agrees that the Priority Secured Creditor shall not have any duties or other obligations to such Junior Secured Creditor with respect to any Priority Collateral, other than to transfer to such Junior Secured Creditor (other than any Existing Notes Creditor, until such time as all Revolving Credit Obligations and all Term Loan Obligations shall have been Paid in Full) any remaining Collateral that constitutes Non-Priority Collateral and any Proceeds of the sale or other disposition of any such Collateral that constitutes Non-Priority Collateral remaining in its possession following the Payment in Full of the associated Priority Obligations, or in the case of the Existing Notes Creditors as Junior Secured Creditors, all Priority Obligations, in each case without representation or warranty on the part of the Priority Secured Creditor.  In furtherance of the foregoing, each Junior Secured Creditor acknowledges and agrees that until the Payment in Full of the associated Priority Obligations secured by any Collateral on which such Junior Secured Creditor holds a Lien, the Priority Secured Creditor shall be entitled, for the benefit of the holders of such Priority Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided in the Priority Documents but in no event inconsistent with the other provisions of this Agreement, without regard to any junior Lien or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Lien, except as otherwise provided herein.  Without limiting the foregoing, each Junior Secured Creditor agrees that the Priority Secured Creditor shall not have any duty or obligation first to sell, dispose of or otherwise liquidate all or any portion of such Priority Collateral (or any other collateral securing the Priority Obligations), in any manner that would maximize the return to such Junior Secured Creditor, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Junior Secured Creditor from such realization, sale, disposition or liquidation.  Following the Payment in Full of the associated Priority Obligations, or in the case of the Existing Notes Creditors as Junior Secured Creditor, all Priority Obligations, the Junior Secured Creditor may, subject to any other agreements binding on such Junior Secured Creditor, assert their rights under the New York UCC or otherwise to any Proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the Priority Secured Creditor or the Junior Secured Creditor.  Each Junior Secured Creditor waives any claim such Junior Secured Creditor may now or hereafter have against the Priority Secured Creditor arising out of any actions that the Priority Secured Creditor takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Documents, or arising out of the collection of the Priority Obligations or the valuation, use, protection or release of any security for the Priority Obligations if effected in accordance with this Agreement and the Priority Documents.

3.2           Management of Collateral.  Subject to the other terms and conditions of this Agreement, each Priority Secured Creditor shall have the exclusive right to manage, perform and enforce the terms of the applicable Obligation Documents with respect to its Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its sole discretion and the exercise of its sole business judgment, including the exclusive right to take or retake control or possession of such Priority Collateral and to hold, prepare for sale, process, Dispose of, or liquidate such Priority Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.  In conducting any public or private sale under the UCC of its Priority Collateral, the Priority Secured Creditor shall give the Junior Secured Creditor such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.  Except as specifically provided in this Section 3.2 or Section 3.4 below, notwithstanding any rights or remedies available to a Junior Secured Creditor under any of the applicable Obligation Documents, applicable law or otherwise, no Junior Secured Creditor shall, directly or indirectly, take any Enforcement Action with respect to Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, a Junior Secured Creditor (other than any Existing Notes Creditor) may take any Enforcement Action as to such Collateral (provided that it gives the Priority Secured Creditor at least 10 Business Days written notice prior to taking such Enforcement Action); provided, further, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall any Junior Secured Creditor take any Enforcement Action or exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) as to its Non-Priority Collateral if either (i) an Insolvency Proceeding occurs and is continuing or (ii) the Priority Secured Creditor shall have commenced the enforcement or exercise of any rights or remedies with respect to more than a de minimis portion of such Non-Priority Collateral, or with respect to any of such Non-Priority Collateral as to which the Junior Secured Creditor has commenced an Enforcement Action, as applicable, or commenced any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of such Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of such Collateral, the notification of account debtors to make payments to the Priority Secured Creditor or its agents, the initiation of any action to take possession of all or any material portion of such Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of such Collateral), or the diligent attempt in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of such Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.

3.3           Notices of Default.  Each Secured Creditor shall give to the other Secured Creditors prior to or substantially concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Obligation Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of its Priority Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Secured Creditor to give such required notice shall not result in any liability to such Secured Creditor or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against the Company or any other Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Secured Creditor to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure).

3.4           Permitted Actions; Restricted Prepayments.  Section 3.2 shall not be construed to limit or impair in any way the right of:  (i) any Secured Creditor (other than any Existing Notes Creditor) to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (ii) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Obligation Documents and under applicable law and (iii) the Junior Secured Creditor to exercise any rights expressly granted to them under this Agreement, subject to the provisions hereof, and to receive any remaining proceeds of Collateral that as to such Junior Secured Creditor is Non-Priority Collateral after the Priority Obligations have been Paid in Full.  No Existing Notes Creditor shall exercise any right to credit bid its Existing Notes Obligations, or claims in respect thereof, at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor.

3.5           Collateral In Possession.

(a)           Each of the Revolving Agent and the Term Loan Agent and the Existing Notes Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or has “control” (as defined in the UCC) over Collateral for purposes of perfecting its Lien therein, such possession or control is also for the benefit of, and the Revolving Agent and the Term Loan Agent and the Existing Notes Agent, or such third party on its behalf, as applicable, will be deemed to be holding such Collateral as agent for, the Term Loan Agent and the other Term Loan Creditors or the Revolving Agent and the other Revolving Creditors and the Existing Notes Agent and the other Existing Notes Creditors, as applicable, as agent and bailee for perfection, solely to the extent required to perfect their security interests in such Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the Revolving Agent or the Term Loan Agent or Existing Notes Agent (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Agent, any other Term Loan Creditor, the Revolving Agent or any other Revolving Creditor, or the Existing Notes Agent or any other Existing Notes Creditor, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the Revolving Credit Documents and the Term Loan Credit Documents and the Existing Notes Documents, as applicable.  Promptly following the Term Loan Termination Date or Revolving Credit Termination Date, as the case may be, the Term Loan Agent or the Revolving Agent, as the case may be, shall, upon the request of the Revolving Agent or the Term Loan Agent, as the case may be, deliver, or cause any third party holding such Collateral on its behalf to deliver, the remainder of the Collateral, if any, in its possession to the designee of the requesting Secured Creditor (except as may otherwise be required by applicable law or court order).  Promptly following the later of the Term Loan Termination Date and the Revolving Credit Termination Date, the Term Loan Agent or the Revolving Agent, as the case may be, shall, upon the request of the Existing Notes Agent, deliver, or cause any third party holding such Collateral on its behalf to deliver, the remainder of the Collateral, if any, in its possession to the designee of the Existing Notes Creditor (except as may otherwise be required by applicable law or court order).

(b)           It is understood and agreed that this Section 3.5 is intended solely to assure continuous perfection of the Liens granted under the applicable Obligation Documents, and nothing in this Section 3.5 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.  The duties of each party under this Section 3.5 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

3.6           Waiver of Marshalling and Similar Rights.  Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.7           Insurance and Condemnation Awards.  So long as the Term Loan Termination Date has not occurred, the Term Loan Agent, and so long as the Revolving Credit Termination Date has not occurred, the Revolving Agent, shall have the exclusive right, subject to the rights of the Company under the applicable Obligation Documents, to settle and adjust claims in respect of its Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of its Priority Collateral.  After the occurrence of the Term Loan Termination Date, the Revolving Agent, and after the occurrence of the Revolving Credit Termination Date, the Term Loan Agent, shall have the exclusive right, subject to the rights of the Company under the applicable Obligation Documents, to settle and adjust claims in respect of its Non-Priority Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of its Non-Priority Collateral.  Prior the later of the Term Loan Termination Date and the Revolving Credit Termination Date, the Existing Loan Creditors shall have no right to settle or adjust claims in respect of its Non-Priority Collateral under policies of insurance or to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of its Non-Priority Collateral.

3.8           Application of Proceeds of Priority Collateral.  (a)  Notwithstanding the Lien priorities established pursuant hereto as between the Revolving Creditors and the Term Loan Creditors, the parties hereto agree that the Proceeds of Term Loan Priority Collateral shall be distributed to satisfaction of the Term Loan Obligations and the Revolving Credit Obligations until Paid in Full, according to the priority of application set forth below:

(i)            FIRST, to the fees and expenses of, and reimbursements and indemnification owed to, the Term Loan Agent under this Agreement and under the Term Loan Credit Documents to which it is a party that are unpaid as of the applicable date of receipt of such Proceeds, and to any Secured Creditor that has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnification owed to, the Term Loan Agent in respect of the Term Loan Priority Collateral, in an amount equal to the amount thereof so advanced or paid by such Secured Creditor,

(ii)           SECOND, to the pro rata payment of the then unpaid Term Loan Obligations and Revolving Credit Obligations (pro rata based on the aggregate outstanding amount thereof as of the date of payment after giving pro forma effect to any substantially simultaneous application of Proceeds of Revolving Credit Priority Collateral to satisfaction of the Revolving Credit Obligations), until Paid in Full,

(iii)          THIRD, to the payment of the Existing Notes Obligations then due and owing, and

(iv)          FOURTH, to the Company and the other Obligors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)  In accordance with the Lien priorities established pursuant hereto as between the Revolving Creditors, the Term Loan Creditors and the Existing Notes Creditors, the parties hereto agree that the Proceeds of Revolving Credit Priority Collateral shall be distributed to satisfaction of the Revolving Credit Obligations, the Term Loan Obligations and the Existing Notes Obligations until Paid in Full, according to the priority of application set forth below:

(i)            FIRST, to the fees and expenses of, and reimbursements and indemnification owed to, the Revolving Agent under this Agreement and under the Revolving Credit Documents to which it is a party that are unpaid as of the applicable date of receipt of such Proceeds, and to any Secured Creditor that has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnification owed to, the Revolving Agent in respect of the Revolving Credit Priority Collateral, in an amount equal to the amount thereof so advanced or paid by such Secured Creditor,

(ii)           SECOND, to the payment of the then unpaid Revolving Credit Obligations (after giving pro forma effect to any substantially simultaneous application of Proceeds of Term Loan Priority Collateral to satisfaction of the Revolving Credit Obligations), until Paid in Full,

(iii)          THIRD, to the payment of the then unpaid Term Loan Obligations, until Paid in Full,

(iv)          FOURTH, to the payment of the Existing Notes Obligations then due and owing, and

(v)           FIFTH, to the Company and the other Obligors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.               Covenants

4.1           Amendment of Term Loan Credit Documents.  The Term Loan Creditors may at any time and from time to time and without consent of or notice to the Revolving Agent or any other Revolving Creditor or the Existing Notes Agent or any other Existing Notes Creditor, without incurring any liability to the Revolving Agent or any other Revolving Creditor or the Existing Notes Agent or any other Existing Notes Creditor, and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Term Loan Credit Documents; provided, however, that Term Loan Creditors agree, solely for the benefit of the Revolving Agent and the other Revolving Creditors and not for the benefit of the Existing Notes Creditors, that they shall not amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Term Loan Credit Documents in any manner that would violate the Term Loan Refinancing Conditions and shall not impose any mandatory prepayments not in existence in the Term Loan Credit Documents as in effect on the date hereof.

4.2           Amendments to Revolving Credit Documents.  The Revolving Creditors may at any time and from time to time and without consent of or notice to any Term Loan Creditor, without incurring any liability to the Term Loan Agent or any other Term Loan Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents; provided, however, that the Revolving Creditors agree, solely for the benefit of the Term Loan Agent and the other Term Loan Creditors and not for the benefit of the Existing Notes Creditors, that they shall not amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Revolving Credit Documents in any manner that would violate the Revolving Credit Refinancing Conditions.

4.3           Amendments to Existing Notes Documents.  The Existing Notes Creditors may at any time and from time to time and without consent of or notice to any Term Loan Creditor or Revolving Creditor, without incurring any liability to the Term Loan Agent or any other Term Loan Creditor or the Revolving Agent or any other Revolving Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Existing Notes Documents; provided, however, that Existing Notes Creditors shall not amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the Existing Notes Documents in any manner that would violate the Existing Notes Refinancing Conditions.

4.4           Enforcement Actions by Junior Secured Creditors.  Each Junior Secured Creditor shall give the Priority Secured Creditor at least 10 Business Days’ written notice prior to taking any Enforcement Action as to any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral, which notice may be given during the pendency of any Standstill Period.  Notwithstanding the foregoing, the Existing Notes Creditors shall not take any Enforcement

Action as to any Collateral prior to Payment in Full of all Revolving Credit Obligations and all Term Loan Obligations.

4.5           Legend; Authority.  Term Loan Agent and Revolving Agent and Existing Notes Agent agree to cause Term Loan Credit Agreement, the Revolving Credit Agreement and the Existing Notes Indenture, respectively, and each related mortgage and each other security document, to contain the following legend:

“THIS [AGREEMENT][INDENTURE] AND THE RIGHTS OF THE PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 7, 2009, BETWEEN [                      ] AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE [COMPANY AND THE GUARANTORS][COMPANY AND THE OTHER [GRANTORS][OBLIGORS]], AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.”

Notwithstanding the foregoing, if the jurisdiction in which any of the foregoing documents will be filed prohibits the inclusion of any language above or would prevent a document containing any such language from being recorded, the parties hereto, agree, prior to such document being entered into, to negotiate in good faith replacement language stating that the Liens granted under such document are subject to the provisions of this Agreement.

Term Loan Agent and Revolving Agent and Existing Notes Agent agree to cause the Term Loan Credit Agreement, the Revolving Credit Agreement and the Existing Notes Indenture, respectively, to contain the following provision:

“The [Lenders][Holders][other applicable term], [by their acceptance of the [Notes]][by their execution and delivery hereof], hereby irrevocably authorize and direct the [Agent][Trustee][other applicable term]  to enter into the Omnibus Intercreditor Agreement [as defined herein] on behalf of the [Agent][Trustee][other applicable term] and the  [Lenders][Holders][other applicable term], and agree to be bound by the provisions thereof as if they were direct signatories thereof, and to take all actions required to be taken by them in accordance with the provisions thereof, and to otherwise comply therewith, and irrevocably authorize and direct the [Agent][Trustee][other applicable term] to take all actions on its or the [Lenders’][Holders’][other applicable term] behalf as are necessary to comply with the provisions thereof.  The rights and remedies of the [Agent][Trustee][other applicable term], on behalf of the [Lenders][Holders][other applicable term], under this [Agreement][Indenture] shall be subject to the Omnibus Intercreditor Agreement as in effect from time to time.  In the event of any conflict between the terms of the Omnibus Intercreditor Agreement and this [Agreement][Indenture], the terms of the Omnibus Intercreditor Agreement shall govern and control.”

Section 5.               Purchase Options

5.1           Term Loan Agent Purchase Option.

(a)           Purchase Notice.  The Term Loan Creditors, acting through the Term Loan Agent as a single group, shall have the option to purchase from the Revolving Agent all but not less than all of the Revolving Credit Obligations at any time following the (i) acceleration of the Revolving Credit Obligations or termination of the commitment thereunder, (ii) the first commencement of an Enforcement Action by Revolving Agent with respect to a material portion of the Revolving Credit Priority Collateral or (iii) the commencement of any Insolvency Proceeding.  The Revolving Agent shall promptly deliver to the Term Loan Agent notice of the first to occur of the events described in clauses (i), (ii) or (iii) of this paragraph (a).  The Term Loan Agent (on behalf of the exercising Term Loan Creditors (the “Revolving Credit Obligations Purchaser”)) shall exercise this option by giving written notice (the “Term Loan Agent’s Purchase Notice”) of its election to the Revolving Agent within ten (10) Business Days following the delivery to the Term Loan Agent of such notice.  The Term Loan Agent’s Purchase Notice, once delivered, shall be irrevocable and shall not be subject to withdrawal or rescission.

(b)           Purchase Option Closing.  On the date specified by Term Loan Agent in the Term Loan Agent’s Purchase Notice (which shall not be less than 3 Business Days nor more than 15 Business Days after delivery to the Revolving Agent of the Term Loan Agent’s Purchase Notice) (the “Revolver Purchase Option Closing Date”), Revolving Creditors shall sell to Revolving Credit Obligations Purchaser and the Revolving Credit Obligations Purchaser shall purchase from Revolving Creditors the Revolving Credit Obligations, without recourse, representation or warranty (except as set forth in Section 5.1(e) below).

(c)           Purchase Price.  Such purchase and sale shall be made by execution and delivery by the applicable parties of an assignment agreement in form and substance reasonably satisfactory to all such parties.  On the Revolving Purchase Option Closing Date, the Revolving Credit Obligations Purchaser shall (i) pay to the Revolving Agent as the purchase price an amount equal to 100% of the Revolving Credit Obligations outstanding on the date of payment to Revolving Agent (including, without limitation, all unpaid interest, fees and any other charges accruing after the commencement of a bankruptcy, insolvency or liquidation proceeding, to the extent such amounts are allowed or are recoverable pursuant to Section 506 of the Bankruptcy Code or otherwise) other than Revolving Credit Obligations cash collateralized in accordance with clause (ii) below, then outstanding and unpaid, (ii) furnish cash collateral to Revolving Agent in such amounts as Revolving Agent determines is reasonably necessary to secure Revolving Agent in connection with any issued and outstanding Letters of Credit constituting Revolving Credit Obligations (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and any costs, expenses and indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Obligation Document, (iii) agree to reimburse Revolving Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit and any checks or other payments provisionally credited to the Revolving Credit Obligations, and/or as to which Revolving Creditors have not yet received final payment and (iv) assume any then existing loan commitment thereunder. The purchase price shall be remitted by wire transfer or immediately available funds to such bank account of the Revolving Agent as the Revolving Agent may designate in writing to Term Loan Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Revolving Credit Obligations Purchaser to the bank account designated by the Revolving Agent are received in such bank account prior to 2:00 p.m. New York time.  Subject to the provisions of Section 5.1(d), following the consummation of such purchase, the Revolving Credit Obligations Purchaser shall be entitled to all rights and benefits under the Revolving Credit Documents to which the Revolving Creditors were entitled immediately prior to consummation of such purchase, including the right to receive fee income, expense reimbursement and indemnification.  All cash collateral and other amounts delivered or paid pursuant to clause (ii) of the preceding sentence in excess of amounts finally determined to be necessary to satisfy all reimbursements, costs, expenses and indemnification obligations owing in respect of items referred to in such clause (ii) shall be repaid to the Revolving Credit Obligations Purchaser for distribution pro rata to the Persons who paid such amounts to the Revolving Agent pursuant to such clause (ii).

(d)           Survival of Indemnification Rights; Excess Revolving Credit Obligations.  Notwithstanding the foregoing provisions of this Section 5.1, (i) no sale of the Revolving Credit Obligations shall terminate or impair any Obligor’s obligations to indemnify the Revolving Creditors pursuant to the Revolving Credit Documents, all of which indemnity obligations shall survive any such sale or assignment as an unsecured obligation of such Obligor; (ii) as between any Obligor and the Revolving Creditors, no such indemnification obligations shall be amended or modified without the Revolving Agent’s prior written consent; and (iii) Revolving Creditors shall retain all rights under the Revolving Credit Documents with respect to Excess Revolving Credit Obligations, but shall have no right to exercise any such rights until all Revolving Credit Obligations and Term Loan Obligations have been Paid in Full, unless the Term Loan Agent shall otherwise agree and any such exercise must otherwise comply with the terms of this Agreement.

(e)           Representations and Warranties.  Such purchase and sale shall be expressly made with the following representations and warranties by the Revolving Creditors:  (i)  the amount of the Revolving Credit Obligations being purchased (including the principal of and accrued and unpaid interest on and fees, including breakage fees and other charges in connection with, such Revolving Credit Obligations), and the extent of any existing loan commitment thereunder, (ii) that the Revolving Creditors own the Revolving Credit Obligations being purchased free and clear of any liens granted by the Revolving Creditors or Revolving Agent, and (iii) the Revolving Creditors have the full right and power to assign the Revolving Credit Obligations being purchased and such assignment has been duly authorized by all necessary action by Revolving Agent.

(f)            Early Termination Fee.  If any early termination fee, prepayment premium, yield maintenance or similar fee is provided for under the Revolving Credit Documents at the time of the purchase and sale under this Section 5.1 but is not yet due and payable under the Revolving Credit Documents and otherwise due as part of the purchase price under Section 5.1(c), Term Loan Creditors agree not to modify or reduce such fee and, if such fee becomes due and payable within 90 days after such purchase and sale, Term Loan Creditors shall remit such fee to Revolving Agent as and when such fee is paid by Company or such other Obligors.

5.2           Revolving Agent Purchase Option

(a)           Purchase Notice.  Revolving Creditors shall have the option to purchase from the Term Loan Creditors all but not less than all of the Term Loan Obligations at any time following (i) Term Loan Agent or Term Loan Creditors have accelerated the maturity of all or a material portion of the Term Loan Obligations, (ii) the commencement of an Enforcement Action by Term Loan Agent with respect to a material portion of the Term Loan Priority Collateral, (iii) the commencement of any Insolvency Proceeding, or (iv) the extension of the final maturity date of the Term Loan Obligations.  The Term Loan Agent shall promptly deliver to the Revolving Agent notice of the first to occur of the events described in clauses (i), (ii), (iii) or (iv) of this paragraph (a). Revolving Agent (on behalf of the exercising Revolving Creditors (the “Term Obligations Purchaser”)) shall exercise this option by giving written notice (the “Revolving Agent’s Purchase Notice”) of its election to Term Loan Agent within ten (10) Business Days following the delivery of such notice.  The Revolving Agent’s Purchase Notice, once delivered, shall be irrevocable and shall not be subject to withdrawal or rescission.

(b)           Purchase Option Closing.  On the date specified by Revolving Agent in the Purchase Notice (which shall not be less than 3 Business Days nor more than 15 Business Days after delivery to the Term Loan Agent of the Revolving Agent’s Purchase Notice) (the “Term Loan Purchase Option Closing Date”), Term Loan Creditors shall sell to the Term Obligations Purchaser, and Term Obligations Purchaser shall purchase from Term Loan Creditors the Term Loan Obligations, without recourse, representation or warranty (except as set forth in Section 5.2(e) below).

(c)           Purchase Price.  Such purchase and sale shall be made by execution and delivery by the applicable parties of an assignment agreement in form and substance reasonably satisfactory to all such parties.  On the Term Loan Purchase Option Closing Date, the Term Obligations Purchaser shall (i) pay to the Term Loan Agent, for the benefit of the Term Loan Creditors, as the purchase price an amount equal to 100% of the Term Loan Obligations outstanding on the date of payment to Term Loan Agent (including, without limitation, all unpaid interest, fees and any other charges accruing after the commencement of a bankruptcy, insolvency or liquidation proceeding, to the extent such amounts are allowed or are recoverable pursuant to Section 506 of the Bankruptcy Code or otherwise) other than Term Loan Obligations cash collateralized in accordance with clause (ii) below, then outstanding and unpaid and (ii) furnish cash collateral to Term Loan Agent in such amounts as Term Loan Agent determines is reasonably necessary to secure Term Loan Agent in connection with any Term Loan Hedging Obligation and any costs, expenses and indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Obligation Document. The purchase price shall be remitted by wire transfer or immediately available funds to such bank account of the Term Loan Agent, for the benefit of the Term Loan Creditors, as Term Loan Agent may designate in writing to Revolving Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Term Obligations Purchaser to the bank account designated by Term Loan Agent are received in such bank account prior to 2:00 p.m. New York time.  Subject to the provisions of Section 5.2(d), following the consummation of such purchase, the Term Obligations Purchaser shall be entitled to all rights and benefits under the Term Loan Credit Documents to which the Term Loan Creditors were entitled immediately prior to consummation of such purchase, including the right to receive fee income, expense reimbursement and indemnification.  All cash collateral and other amounts delivered or paid pursuant to clause (ii) of the preceding sentence in excess of amounts finally determined to be necessary to satisfy all reimbursements, costs, expenses and indemnification obligations owing in respect of items referred to in such clause (ii) shall be repaid to the Term Obligations Purchaser for distribution pro rata to the Persons who paid such amounts to the Term Loan Agent pursuant to such clause (ii).

(d)           Survival of Indemnification Rights; Excess Term Loan Obligations.  Notwithstanding the foregoing provisions of this Section 5.2, (i) no sale of the Term Loan Obligations shall terminate or impair any Obligor’s obligations to indemnify the Term Loan Creditors pursuant to the Term Loan Credit Documents, all of which indemnity obligations shall survive any such sale or assignment as an unsecured obligation of such Obligor; (ii) as between any Obligor and the Term Loan Creditors, no such indemnification obligations shall be amended or modified without Term Loan Creditors prior written consent; and (iii) Term Loan Creditors shall retain all rights under the Term Loan Credit Documents with respect to Excess Term Obligations but shall have no right to exercise any such rights until all Term Loan Obligations and Revolving Credit Obligations have been Paid in Full, unless Revolving Agent shall otherwise agree, and any such exercise must otherwise comply with the terms of this Agreement.

(e)           Representations and Warranties.  Such purchase and sale shall be made without representation or warranty of any kind by Term Loan Creditors and without recourse to Revolving Agent, except for the following representations and warranties by the Term Loan Creditors:  (i)  the amount of the Term Loan Obligations being purchased (including the principal of and accrued and unpaid interest on and fees, including other charges in connection with, such Term Loan Obligations), and the extent of any existing loan commitment thereunder, (ii) that the Term Loan Creditors own the Term Loan Obligations being purchased free and clear of any liens granted by the Term Loan Creditors or Term Loan Agent, and (iii) each of the Term Loan Creditors has the full right and power to assign the Term Loan Obligations being purchased and such assignment has been duly authorized by all necessary action by the Term Loan Creditors.

(f)            Early Termination Fee.  If any early termination fee, prepayment premium, yield maintenance or similar fee is provided for under the Term Loan Credit Documents at the time of the purchase and sale under this Section 5.2 but is not yet due and payable under the Term Loan Credit Documents and otherwise due as part of the purchase price under Section 5.2(c), the Revolving Creditors agree not to modify or reduce such fee and, if such fee becomes due and payable within 90 days after such purchase and sale, Revolving Creditors shall remit such fee to the Term Loan Agent as and when such fee is paid by Company or such other Obligors.

5.3           Existing Notes Purchase Option.  Existing Notes Creditors shall not have any option to purchase from the Term Loan Creditors or the Revolving Creditors any of the Term Loan Obligations or the Revolving Credit Obligations, respectively, at any time.

Section 6.                                            Bankruptcy Matters.

6.1           Post Petition Financing; Cash Collateral.

(a)           If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such

Obligor or Obligors) shall move for approval of financing (“DIP Financing”) to be provided by one or more of the Revolving Creditors (or to be provided by another person or group with the consent of the Revolving Agent) under the Bankruptcy Code (“Revolving Creditor DIP Financing”) or the use of cash collateral that is Revolving Credit Priority Collateral (“Revolver Cash Collateral”) with the consent (or non-objection) of the Revolving Creditors under the Bankruptcy Code, and the Revolving Agent on behalf of the Revolving Creditors consents (or does not object) to such use of Revolver Cash Collateral or Revolving Creditor DIP Financing, then subject to Section 6.2, the Term Loan Creditors and the Existing Notes Creditors agree as follows:

(i)            adequate notice to Term Loan Creditors and the Existing Notes Creditors for such Revolving Creditor DIP Financing or use of Revolver Cash Collateral shall be deemed to have been given to the Term Loan Creditors and the Existing Notes Creditors if the Term Loan Agent and the Existing Notes Agent, as applicable, receives at least 5 Business Days notice in advance of the hearing to approve such Revolving Creditor DIP Financing or Revolver Cash Collateral on an interim basis and at least 15 days in advance of the hearing to approve such Revolving Creditor DIP Financing or use of Revolver Cash Collateral on a final basis,

(ii)           subject to the satisfaction of the conditions in clause (iii)(A), (B) and (C) below, such Revolving Creditor DIP Financing (and any Revolving Credit Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the Revolving Credit Priority Collateral which shall be superior in priority to the Liens on the Revolving Credit Priority Collateral held by any other Person (or pari passu in priority with the Liens of the Revolving Creditors in the Revolving Credit Priority Collateral securing the Revolving Credit Obligations and senior to the Liens on the Revolving Credit Priority Collateral of any other Person), and

(iii)          so long as (A) the aggregate principal amount of loans and letter of credit obligations outstanding under any such Revolving Creditor DIP Financing, together with the outstanding principal amount of the pre-petition Revolving Credit Obligations, does not exceed the Maximum Revolving Credit Principal Amount plus $3,000,000, (B) the Term Loan Creditors and the Existing Notes Creditors retain a Lien on the Revolving Credit Priority Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority as to Revolving Credit Priority Collateral securing such Revolving Creditor DIP Financing and junior in priority as to Revolving Credit Priority Collateral securing the Revolving Credit Obligations, including Senior Adequate Protection Liens and junior to any “carve-out” agreed to by the Revolving Agent or other Revolving Creditors (and in the case of the Existing Notes Creditors junior in priority as to Revolving Credit Priority Collateral to the Liens thereon securing the Term Loan Obligations)) and (C) the Term Loan Creditors and the Existing Notes Creditors receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority to the Liens securing such Revolving Creditor DIP Financing, to any such “carve-out” and to the existing Liens in favor of the Revolving Agent on the

Revolving Credit Priority Collateral, and in the case of the Existing Notes Creditors junior in priority to the Liens on the Revolving Credit Priority Collateral securing the Term Loan Obligations),

(1)           the Term Loan Creditors and the Existing Notes Creditors will not request or accept adequate protection or any other relief in connection with the use of such Revolver Cash Collateral or the Liens on Revolving Credit Priority Collateral securing such Revolving Creditor DIP Financing except as set forth in Section 6.2 below,

(2)           the Term Loan Creditors and the Existing Notes Creditors will subordinate (and will be deemed hereunder to have subordinated) their Liens in their Non-Priority Collateral (X) to the Liens securing such Revolving Creditor DIP Financing on the same terms (but on a basis junior to the Liens in Priority Collateral of the Revolving Creditors and, in the case of the Existing Loan Creditors, to the Liens of the Term Loan Creditors in such Revolving Credit Priority Collateral) as the Liens of the Revolving Creditors in their Priority Collateral are subordinated thereto (and, in the case of the Existing Loan Creditors, to the Liens of the Term Loan Creditors in such Revolving Credit Priority Collateral) (except that if the Liens securing such Revolving Creditor DIP Financing are to be pari passu in priority with the Liens of the Revolving Creditors in the Revolving Credit Priority Collateral securing the Revolving Credit Obligations, the Term Loan Creditors and the Existing Notes Creditors shall nonetheless subordinate their Liens in such Non-Priority Collateral to such Liens  (and, in the case of the Existing Loan Creditors, to the Liens of the Term Loan Creditors in such Revolving Credit Priority Collateral) and such subordination will not alter in any manner the terms of this Agreement), (Y) to any Senior Adequate Protection Liens or “replacement Liens” granted to the Revolving Creditors (and, in the case of the Existing Loan Creditors, to any Senior Adequate Protection Liens or “replacement Liens” granted to the Term Loan Creditors) as adequate protection of their interests in their Priority Collateral (or, in the case of the Term Loan Creditors in relation to the Existing Notes Creditors, as adequate protection of the Term Loan Creditors’ interests in any Collateral), and (Z) to any “carve-out” in an aggregate amount agreed to by the Revolving Agent or the other Revolving Creditors , provided that such “carve-out” shall be applied to the Revolving Credit Priority Collateral, whether such Collateral existed before or after the petition date, and

(3)           the Term Loan Creditors and the Existing Notes Creditors (X) shall not contest or oppose in any manner, any Revolving Creditor DIP Financing, or any Revolver Cash Collateral use or any adequate protection provided to the Revolving Creditors as adequate protection of their interests in their Priority Collateral, (Y) shall be deemed to have waived any objections to such adequate protection, Revolving Creditor DIP Financing or Revolver Cash Collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Term Loan Creditors or the Existing Notes Creditors and (Z) shall be deemed to have consented to the carve-out and to the subordination of the Liens of the Term Loan Agent and the Existing Notes Agent in the Revolving Credit Priority Collateral that secures the Revolving Credit DIP Financing, in each case pursuant to clause (2) above.

(b)           If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for approval of DIP Financing to be provided by one or more of the Term Loan Creditors or by a third party under the Bankruptcy Code (“Term Loan Creditor DIP Financing”) or the use of cash collateral that is Term Loan Priority Collateral (“Term Loan Cash Collateral”) with the consent (or non-objection) of the Term Loan Creditors under the Bankruptcy Code, and the Term Loan Agent on behalf of the Term Loan Creditors consents (or does not object) to such use of the Term Loan Cash Collateral or Term Loan Creditor DIP Financing, then subject to Section 6.2, the Revolving Creditors and the Existing Notes Creditors agree as follows:

(i)            adequate notice to Revolving Creditors and the Existing Notes Creditors for such Term Loan Creditor DIP Financing or use of Term Loan Cash Collateral shall be deemed to have been given to the Revolving Creditors and the Existing Notes Creditors if the Revolving Agent and the and the Existing Notes Agent receives notice at least 5 Business Days in advance of the hearing to approve such Term Loan Creditor DIP Financing or Term Loan Cash Collateral on an interim basis and at least 15 days in advance of the hearing to approve such Term Loan Creditor DIP Financing or use of Term Loan Cash Collateral on a final basis,

(ii)           subject to the satisfaction of the conditions in clause (iii)(A), (B) and (C) below, such Term Loan Creditor DIP Financing (and any Term Loan Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the Term Loan Priority Collateral which shall be superior in priority to the Liens on the Term Loan Priority Collateral held by any other Person (or pari passu in priority with the Liens of the Term Loan Priority Collateral securing the Term Loan Liens and senior to the Liens of any other Person), and

(iii)          so long as (A) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such Term Loan Creditor DIP Financing, together with the outstanding principal amount of the pre-petition Term Loan Obligations, does not exceed the Maximum Term Loan Principal Amount plus $20,000,000, (B) the Revolving Creditors and the Existing Notes Creditors retain a Lien on the Term Loan Priority Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority as to Term Loan Priority Collateral securing such Term Loan Creditor DIP Financing or Term Loan Obligations, including Senior Adequate Protection Liens and junior to any “carve-out” agreed to by the Term Loan Agent or other Term Loan Creditors (and in the case of the Existing Notes Creditors junior in priority as to Term Loan Priority Collateral to the Liens thereon securing the Revolving Credit Obligations)) and (C) the Revolving Creditors and the Existing Notes Creditors receive a replacement

Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code or similar Bankruptcy Law (junior in priority to the Liens securing such Term Loan Creditor DIP Financing, to any such “carve-out” and to the existing Liens in favor of the Term Loan Agent on the Term Loan Priority Collateral (and in the case of the Existing Notes Creditors junior in priority to the Liens on the Term Loan Priority Collateral securing the Revolving Credit Obligations)),

(1)           the Revolving Creditors and the Existing Notes Creditors will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or the Liens on Term Loan Priority Collateral securing such Term Loan Creditor DIP Financing except as set forth in Section 6.2 below,

(2)           the Revolving Creditors and the Existing Notes Creditors will subordinate (and will be deemed hereunder to have subordinated) their Liens in their Non-Priority Collateral (X) to the Liens securing such Term Loan Creditor DIP Financing on the same terms (but on a basis junior to the Liens in Priority Collateral of the Term Loan Creditors and, in the case of the Existing Loan Creditors, to the Liens of the Revolving Creditors in such Term Loan Priority Collateral) as the Liens of the Term Loan Creditors in their Priority Collateral are subordinated thereto (and, in the case of the Existing Loan Creditors, to the Liens of the Revolving Creditors in such Term Loan Priority Collateral)(except that if the Liens securing such Term Loan Creditor DIP Financing are to be pari passu in priority with the Liens of the Term Loan  Creditors in the Term Loan Priority Collateral securing the Term Loan Obligations, the Revolving Creditors and the Existing Notes Creditors shall nonetheless subordinate their Liens in such Non-Priority Collateral to such Liens  (and, in the case of the Existing Loan Creditors, to the Liens of the Revolving Creditors in such Term Loan Priority Collateral) and such subordination will not alter in any manner the terms of this Agreement), (Y) to any Senior Adequate Protection Liens or  “replacement Liens” granted to the Term Loan Creditors as adequate protection of their interests in their Priority Collateral (or, in the case of the Revolving Creditors in relation to the Existing Notes Creditors, as adequate protection of the Revolving Creditors’ interests in any Collateral), and (Z) to any “carve-out” agreed to by the Term Loan Agent or the other Term Loan Creditors, provided that such “carve-out” shall be applied to the Term Loan Priority Collateral, whether such Collateral existed before or after the petition date, and

(3)           the Revolving Creditors (X) shall not contest or oppose in any manner any Term Loan Creditor DIP Financing, or any Term Loan Cash Collateral use or any adequate protection provided to the Term Loan Creditors as adequate protection of their interests in their Priority Collateral, (Y) shall be deemed to have waived any objections to such adequate protection, Term Loan Creditor DIP Financing or Term Loan Cash Collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Revolving Creditors or the Existing Notes Creditors and (Z) shall be deemed to have consented to the carve-out and to the subordination of the Liens of the Revolving Agent and the Existing Notes Agent in the Term Loan Priority Collateral that secures the Term Loan Creditor DIP Financing, in each case pursuant to clause (2) above.

(c)           The Term Loan Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Revolving Credit Priority Collateral securing the Revolving Credit Obligations, without the prior written consent of the Revolving Agent.  In no event will any of the Term Loan Creditors seek to obtain a priming Lien on any of the Revolving Credit Priority Collateral and nothing contained herein shall be deemed to be a consent by Revolving Creditors to any adequate protection payments using Revolving Credit Priority Collateral. The Revolving Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal to or senior to the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, without the written consent of the Term Loan Agent.  In no event will any of the Revolving Creditors seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Creditors to any adequate protection payments using Term Loan Priority Collateral.  The Existing Notes Creditors shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on any Collateral securing the Revolving Credit Obligations or the Term Loan Obligations,  In no event will any of the Existing Notes Creditors seek to obtain a priming Lien on any of the Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Creditors or the Revolving Creditors to any adequate protection payments in favor of the Existing Notes Creditors, or in respect of their Liens on any Collateral, using any of the Collateral.

6.2           Adequate Protection.  Notwithstanding the foregoing provisions in this Section 6, in any Insolvency Proceeding, if any Priority Secured Creditor (or any subset thereof) is granted adequate protection in respect of its interests in its Priority Collateral (a “Senior Adequate Protection Lien”) in the form of a replacement Lien, the Junior Secured Creditors (other than any Existing Notes Creditors) may seek (and the Priority Secured Creditors may not oppose) adequate protection of the interests of the Junior Secured Creditors in such Priority Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens (other than Liens (including Senior Adequate Protection Liens) on Collateral that, as to such Junior Secured Creditor, is its Priority Collateral, in which the Liens of the Junior Secured Creditor shall remain senior, and, for clarity, other than any Liens securing the Existing Notes Obligations) securing the Priority Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the Priority Secured Creditors and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing)) on the same basis as the other Liens of the Junior Secured Creditor on the Priority Secured Creditor’s Priority Collateral securing the Junior Obligations are so subordinated under this Agreement (provided that any failure of the Term Loan Creditors or Revolving Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Term Loan Creditors or Revolving Creditors pursuant to Section 6.1) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under

Section 507(b) of the Bankruptcy Code to the Priority Secured Creditors on account of any of the Priority Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of its cash collateral (e.g. Revolver Cash Collateral or Term Loan Cash Collateral, as applicable); provided that the inability of the Junior Secured Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 6.2.  No Existing Notes Creditors shall seek any Junior Adequate Protection Liens or other adequate protection or replacement liens, or any superpriority claims under Section 507(b) of the Bankruptcy Code, in respect of the interests of the Existing Notes Creditors in any Collateral

6.3           Sale of Collateral; Waivers.

(a)           In any Insolvency Proceeding, the Junior Secured Creditors agree that they will not object to or oppose a Disposition of any Collateral that, as to such Junior Secured Creditor, is Non-Priority Collateral, free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Priority Secured Creditors with respect to such Collateral have consented to such Disposition.  No Junior Secured Creditor shall initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever including, without limitation, (i) challenging the enforceability, validity, priority (on terms inconsistent with this Agreement) or perfected status of any Liens on any Collateral securing the Priority Obligations of the Priority Secured Creditors under the applicable Obligation Documents, (ii) asserting any claims which the Company or any other Obligor may hold with respect to the Priority Secured Creditors, or (iii) determination of any other Secured Creditor in respect of any Priority Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise.  No Secured Creditor will assert a claim that challenges the perfection or validity of a Lien or Obligations of another Secured Creditor that is based on allegations (x) of fraudulent conveyance, unlawful payment of distributions to equity holders or other like allegations, or (y) that could be asserted with comparable merit against Liens, interests or rights of the Person asserting the claim.

(b)           Notwithstanding any other provision in this Agreement, any Secured Creditor (other than any Existing Notes Creditor) may credit bid for any assets that are subject to any Disposition in any Insolvency Proceeding in accordance with Section 363(k) of the Bankruptcy Code; provided, that (i) unless, prior to or in connection with a successful credit bid, the Revolving Credit Obligations are Paid In Full, no Term Loan Creditor may credit bid on any Revolving Credit Priority Collateral and (ii) unless, prior to or in connection with a successful credit bid, the Term Loan Obligations are Paid In Full, no Revolving Creditor may credit bid on any Term Loan Priority Collateral .  No Existing Notes Creditor may credit bid for any assets that are subject to any Disposition in any Insolvency Proceeding in accordance with Section 363(k) of the Bankruptcy Code or otherwise.

6.4           Invalidated Payments.  To the extent that any Secured Creditor receives payments on its Priority Obligations or Proceeds of Priority Collateral for application to its Priority Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any

Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Priority Claim Avoidance”), then to the extent of such payment or Proceeds received, such Priority Obligations, or part thereof, intended to be satisfied by such payment or Proceeds shall be revived and continue in full force and effect as if such payments or Proceeds had not been received by such Priority Secured Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such Priority Claim Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Priority Secured Creditors and the Junior Secured Creditors provided for herein with respect to any event occurring on or after the date of such Priority Claim Avoidance.  The Junior Secured Creditors further agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5           Payments.  Nothing in this Agreement prohibits or limits the right of a Junior Secured Creditor (other than any Existing Notes Creditor) to receive and retain any debt or equity securities that are issued by a reorganized debtor in respect of its Lien in its Non-Priority Collateral pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that any debt securities received by a Junior Secured Creditor to the extent on account of its Junior Obligations in respect of its Non-Priority Collateral that constitutes a “secured claim” within the meaning of Section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to the Priority Secured Creditor for application in accordance with Section 2.5, unless such distribution is (x) made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of Priority Secured Creditors or (y) is of debt securities that (A) are secured by a Lien on assets of the reorganized debtor which assets are, as to such Junior Secured Creditor in its capacity as Priority Secured Creditor hereunder, of the same character as its Priority Collateral hereunder, and (B) if secured by assets that are of the same character as its Non-Priority Collateral hereunder, such assets referred to in this clause (B) also secure debt securities distributed to the Priority Secured Creditor in respect of its Lien on such Collateral that is its Priority Collateral, and such Lien of the Junior Secured Creditor referred to in this clause (B) is junior in priority to the Lien of the Priority Secured Creditor in such assets to the same extent as the Lien on its Non-Priority Collateral is junior to the Lien thereon of the Priority Secured Creditor as provided herein, and in such case the provisions of the next sentence shall govern.  If, in an Insolvency Proceeding, debt securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Priority Secured Creditors’ Liens in their Priority Collateral and on account of Junior Secured Creditors’ Liens in such Collateral, then, to the extent the debt securities distributed on account of the Priority Secured Creditors’ Liens in their Priority Collateral and on account of the Junior Secured Creditors’ Liens in such Collateral are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt securities pursuant to such plan and will apply with like effect to the Liens securing such debt securities.  Notwithstanding the foregoing, if any Existing Notes Creditor shall receive in respect of their Lien on any Collateral any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, then unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of Priority Secured Creditors, all such debt or equity securities so received shall be paid or delivered directly to Priority Secured Creditors (to be held and/or applied by the Priority Secured Creditors in accordance with the terms of Section 3.8 hereof)

In the event of any Insolvency Proceeding, except as otherwise provided above, all Proceeds of Priority Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Obligations as to such Priority Collateral) shall be paid or delivered directly to Priority Secured Creditor (to be held and/or applied by the Priority Secured Creditor in accordance with the terms of the applicable Obligation Documents) until all Priority Obligations are Paid In Full before any of the same shall be made to one or more of the Junior Secured Creditors on account of any Junior Obligations, and each Junior Secured Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of its Junior Obligations to the Priority Secured Creditor.  Each Junior Secured Creditor also irrevocably authorizes and empowers the Priority Secured Creditors, in the name of each Junior Secured Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Junior Obligations to which the Priority Secured Creditors are entitled hereunder.

6.6           Separate Grants of Security and Separate Classification.  Each Secured Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Term Loan Credit Documents and the Revolving Credit Documents and the Existing Notes Documents constitute three separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Revolving Credit Secured Claims, the Term Loan Secured Claims and the Existing Notes Secured Claims are fundamentally different and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  No Term Loan Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Revolving Creditors or the Existing Notes Creditors or shall oppose any pleading or motion for the Revolving Creditors, the Existing Notes Creditors and the Term Loan Creditors to be treated as separate classes of creditors.  No Revolving Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Term Loan Creditors or the Existing Notes Creditors or shall oppose any pleading or motion for the Revolving Creditors, the Existing Notes Creditors  and the Term Loan Creditors to be treated as separate classes of creditors.  No Existing Notes Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Revolving Creditors or the Term Loan Creditors or shall oppose any pleading or motion for the Revolving Creditors, the Existing Notes Creditors and the Term Loan Creditors to be treated as separate classes of creditors.  Notwithstanding the foregoing, if it is held that the Revolving Credit Secured Claims and/or the Existing Notes Secured Claims and/or the Term Loan Secured Claims in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims), then the Secured Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of secured claims against the Company and the other Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Priority Collateral exceeds the amount of the Priority Obligations, the Priority Secured Creditors as to such Priority Collateral shall be entitled to receive to the extent of such excess, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding to the extent constituting Revolving Credit Obligations or Term Loan Obligations, as applicable, in accordance with the other provisions hereof before any distribution from such Priority Collateral is made in respect of any of the claims held by the Junior Secured Creditors as to such Collateral.

6.7           Rights as Unsecured Lenders; Release of Lien in Non-Priority Collateral.  In any Insolvency Proceeding, to the extent not prohibited by this Agreement, each Secured Creditor may take any action, file any pleading, appear in any proceeding and exercise rights and remedies that could be taken by any unsecured creditor, in its capacity as such.

6.8           Relief From the Automatic Stay.  Until the Priority Obligations have been Paid in Full, the Junior Secured Creditor agrees that it shall not, without the prior written consent of the Priority Secured Creditor, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Priority Collateral or any Proceeds thereof; provided, that, in the event the Priority Secured Creditor seeks or requests relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of its Priority Collateral, the Priority Secured Creditor agrees that the Junior Secured Creditor may seek or request similar relief to that sought by the Priority Secured Creditor, so that the Junior Secured Creditor may seek to exercise its rights and remedies under the Junior Documents and against such Collateral and Proceeds thereof subject to the provisions of this Agreement.

6.9           Effect of Agreement in Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to any trustee for such Obligor and such Obligor as a debtor-in-possession.  The relative rights of the Term Loan Creditors and the Revolving Creditors and the Existing Notes Creditors in respect of any Collateral or Proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing.  This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 7.                                            Representations and Warranties.

The Revolving Agent and the Term Loan Agent and the Existing Notes Agent each represent and warrant to the other parties hereto that it is authorized under the Revolving Credit Agreement and the Term Loan Credit Agreement and the Existing Notes Indenture, as the case may be, to enter into this Agreement.

Section 8.                                            Miscellaneous.

8.1           Termination.  Subject to Section 6.4 and subject to Section 3.8, (i) this Agreement shall terminate as to the Revolving Creditors (except for their obligations and agreements under Section 2, Section 3.5, Section 3.8, and Section 8, which shall continue in full force and effect) and be of no further force and effect with respect to or for the benefit of the Revolving Creditors (except as aforesaid) upon Payment in Full of the Revolving Credit Obligations, and (ii) this Agreement shall terminate as to the Term Loan Creditors (except for their obligations and agreements under Section 2, Section 3.5, Section 3.8, Section 8, which shall continue in full force and effect) and be of no further force and effect with respect to or for the benefit of the Term Loan Creditors (except as aforesaid) upon Payment in Full of the Term Loan Obligations.

8.2           Successors and Assigns; No Third Party Beneficiaries.

(a)           This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns.  Except solely to the extent of the Obligors’ rights to consent pursuant to and subject to the conditions in Section 8.7(b), no other Person shall have or be entitled to assert rights or benefits hereunder.

(b)           Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c)           In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Obligation Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

8.3           Notices.  All notices and other communications provided for hereunder shall be in writing and shall be sent by registered mail, return receipt requested, sent by overnight courier, telecopied or sent by PDF or other readable electronic means, delivered, as follows:

(a)                                  if to the Term Loan Agent, to it at the following address:

Wells Fargo Bank, National Association
Corporate Trust Services

Attention: Patrick T. Giordano
1445 Ross Avenue, 2nd Floor
Dallas, TX 75202-2812
Re:  FiberTower
Fax:  (214) 777-4086

Email: patrick.giordano@wellsfargo.com

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue, 48th Floor
New York, New York 10066-0193
Attn: Robert L. Cunningham
Re:  FiberTower
Fax: (212) 351-25208
Email: Rcunningham@GibsonDunn.com

and:

Porter & Hedges LLP
1000 Main Street, 38th Floor
Houston, TX 77002
RE: FiberTower
Attention:  James Cowen
Fax:  (713) 228-1331
Email: jcowen@porterhedges.com

(b)                                 if to the Existing Notes Agent, to it at the following address:

Wells Fargo Bank, National Association
Corporate Trust Services

Attention: Patrick T. Giordano
1445 Ross Avenue, 2nd Floor
Dallas, TX 75202-2812
Re:  FiberTower
Fax:  (214) 777-4086

With a copy to:

Porter & Hedges LLP
1000 Main Street, 38th Floor
Houston, TX 77002
RE: FiberTower
Attention:  James Cowen
Fax:  (713) 228-1331
Email: jcowen@porterhedges.com

(c)                                  If to any Obligor, to it at the following address:

c/o FiberTower Corporation
185 Berry St., Suite 4800
San Francisco, CA 94107
Attention: Chief Financial Officer
Fax: (415) 659-0007

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attention:  Mark Young
Fax:  (713) 220-4285
Email: markyoung@andrewskurth.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 8.3.  All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied or sent by other electronic means, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

8.4           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A signed counterpart (or signature page) of this Agreement delivered by facsimile, PDF or other electronic means shall be effective for all purposes as a manually signed original thereof whether or not an original executed counterpart thereof is delivered, and each party hereto shall promptly on request by any other party hereto deliver a manually signed original executed counterpart to each such requesting party.

8.5           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE

GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.  EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

8.6           MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

8.7           Amendments.

(a)           No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and (i) insofar as it relates to any rights or obligations of the Term Loan Agent and Revolving Agent as between themselves, signed by the Term Loan Agent and the Revolving Agent, and (ii) insofar as it relates to any rights or obligations of the Existing Notes Creditors, signed by the Existing Notes Agent, the Term Loan Agent and the Revolving Agent.

(b)           No Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

8.8           No Waiver.  No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

8.9           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

8.10         Further Assurances.  Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

8.11         Headings.  The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

8.12         Credit Analysis.  The Secured Creditors (other than any Person acting as a trustee or collateral agent) shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations.  No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances.  No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to:  (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

8.13         Waiver of Claims.  To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Obligation Documents or any transaction relating to the Collateral in accordance with this Agreement.  None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to any Collateral or any part thereof.

8.14         Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Obligation Documents, the provisions of this Agreement shall govern.

8.15         Specific Performance.  Each of the Term Loan Agent and the Revolving Agent and the Existing Notes Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

8.16         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the

Secured Creditors.  None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Obligors under the Obligations Documents.

8.17         Lien Priority Provisions; Subrogation.  This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the Term Loan Agent, the Term Loan Creditors and the Revolving Agent and the Revolving Creditors and the Existing Notes Agent and the Existing Notes Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder.  Each Junior Secured Creditor hereby agrees that until the Term Loan Termination Date, if the Junior Secured Creditor is the Revolving Agent, or the Revolving Credit Termination Date, if the Junior Secured Creditor is the Term Loan Agent, it will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder.  Each Existing Notes Creditor hereby agrees that until the later of the Term Loan Termination Date and Revolving Credit Termination Date, it will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder.  Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms.

8.18         Entire Agreement.  This Agreement and the Obligation Documents embody the entire agreement of the Obligors, the Term Loan Agent, the Term Loan Creditors, the Revolving Agent, the Revolving Creditors and the Existing Notes Agent and the Existing Notes Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the Term Loan Agent, the Term Loan Creditors, the Revolving Agent, the Revolving Creditors and the Existing Notes Agent and the Existing Notes Creditors relating to the subject matter hereof.

8.19         Indemnification.  The Existing Notes Agent, the New Notes Agent, the Term Loan Agent and each other Secured Creditor shall be entitled to reimbursement of their respective expenses incurred hereunder and indemnity in connection with the actions taken by any of them hereunder.  The Obligors, jointly and severally, hereby agree to indemnify and hold harmless the Existing Notes Agent, the New Notes Agent, the Term Loan Agent, and each other Secured Creditor and their respective directors, officers, employees, agents, successors and assigns, against and from any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement, any exercise of remedies hereunder or any other action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that such claims, actions, liabilities, costs, and expenses directly resulted from the gross negligence or willful misconduct of such indemnified Person.  The provisions of this Section shall survive Payment in Full of the Existing Notes Obligations, the New Notes Obligations, and the Term Loan Obligations, the discharge or satisfaction of the Existing Notes Indenture and the New Notes Indenture, and the termination of this Agreement.

8.20         Obligations Unconditional.  All rights, interests, agreements and obligations hereunder of the Priority Secured Creditors in respect of any Collateral and the Junior Secured Creditors in respect of such Collateral shall remain in full force and effect regardless of:

(a)           any lack of validity or enforceability of any Priority Document or any Junior Document and regardless of whether the Liens of the Priority Secured Creditor are not perfected or are voidable for any reason;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification (including any increase in the amount thereof), whether by course or conduct or otherwise, of the terms of any Priority Document or any Junior Document to the extent not inconsistent with the provisions hereof;

(c)           any lack of perfection of any Lien on any Collateral or except as expressly provided herein, any exchange or release of Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senor Obligations or Junior Obligations or any guarantee thereof; or

(d)           the commencement of any Insolvency Proceeding in respect of any Obligor.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Wells Fargo Bank, National Association,
as Existing Notes Trustee and Existing Notes Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Wells Fargo Bank, National Association,
as New Notes Trustee and New Notes Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to Amended and Restated Intercreditor Agreement

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

COMPANY AND OTHER OBLIGORS:

FIBERTOWER CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER NETWORK SERVICES CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER BROADBAND CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

TELIGENT SERVICES ACQUISITION, INC.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER LICENSING CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

Signature Page to Amended and Restated Intercreditor Agreement

FIBERTOWER SOLUTIONS CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER SPECTRUM HOLDINGS LLC

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

Signature Page to Amended and Restated Intercreditor Agreement